Exhibit 4

Securities Code: 4281

June 9, 2016

To Our Shareholders:

4-20-3 Ebisu, Shibuya-ku, Tokyo
D.A.Consortium Inc.
Hirotake Yajima, President & CEO

Notice of the 19th Ordinary General Meeting of Shareholders

The Company hereby invites shareholders to attend the Company’s 19th Ordinary General Meeting of Shareholders as described below.

If you are unable to attend the meeting, you may also exercise your voting rights in writing or via the Internet. We kindly request you that you read the following “Reference Document for the Ordinary General Meeting of Shareholders,” indicate “for” or “against” on the voting form enclosed herewith, and return it no later than 6:00 P.M., June 24 (Friday), 2016 or exercise your voting rights via the website designated by the Company (URL: htttp://www.evote.jp/).

If you wish to exercise your voting rights via the Internet, be sure to refer to the “Procedures for Exercising Voting Rights via the Internet” on pages 41 to 42.

Sincerely yours,

1. Date:	10:00 A.M., June 27 (Monday), 2016

2. Venue:	B1F, Sakura, The Westin Tokyo (inside Yebisu Garden Place) 1-4-1 Mita, Meguro-ku, Tokyo

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

3. Purposes:

Items to be reported:

[omitted]

Items to be resolved:
Agenda No. 1:	[omitted]
Agenda No. 2:	[omitted]
Agenda No. 3:	[omitted]
Agenda No. 4:	[omitted]
Agenda No. 5:	Approval of Share Transfer Plan
Agenda No. 6:	[omitted]

When you attend the meeting, we kindly request that you present the enclosed voting form to the receptionist at the venue.

Of the documents to be provided with this Notice of Convocation, the Notes to Consolidated Financial Statements, the Notes to Non-consolidated Financial Statements, and Financial Statements, etc. for the final business year of the wholly-owned subsidiary (IREP Co., Ltd.) referred to in Agenda No. 5 are not included among the documents accompanying this Notice, because they are provided on the Company’s website (https://www.dac.co.jp/irinfo/soukai/)) in accordance with laws and regulations and the provisions of Article 17 of the Articles of Incorporation. Therefore, the Consolidated Financial Statements and the Non-consolidated Financial Statements included in the documents accompanying this Notice are part of the Consolidated Financial Statements and the Non-consolidated Financial Statements audited by the Company’s Accounting Auditors and Auditors in preparing the Accounting Audit Report and Auditor’s Report.

If there are any revisions to the business report, the Consolidated and the Non-consolidated Financial Statements, and/or the Reference Document for the Ordinary General Meeting of Shareholders, such revisions will be listed on the Company’s website. (URL: https://www.dac.co.jp/irinfo/)

(Exhibit)

Business Report

[omitted]

Consolidated Balance Sheet

[omitted]

Reference Document for the Ordinary General Meeting of Shareholders

Meeting Agenda and Reference

Agenda No. 1: [omitted]

Agenda No. 2: [omitted]

Agenda No. 3: [omitted]

Agenda No. 4: [omitted]

Agenda No. 5: Approval of Share Transfer Plan

The details of the agenda item are described in the enclosed “Reference Document (for the 19th Ordinary General Meeting of Shareholders) Agenda Item No. 5 Supplementary Volume 1” and “Supplementary Volume 2.”

Agenda No. 6: [omitted]

Procedures for Exercising Voting Rights via the Internet

If you are exercising your voting rights via the Internet, please read the following first.

If you are attending the meeting, you do not need to vote by postal mail (by sending a voting form) or via the Internet.

1.	Exercise of Voting Rights via the Internet

(1)	To exercise your voting rights via the Internet, access the voting website designated by the Company (http://www.evote.jp/) from a personal computer, a smartphone, or a mobile phone (i-mode, EZweb or Yahoo! Keitai)*. (Please note that this service is unavailable between the hours of 2:00 A.M. and 5:00 A.M. daily.)

* i-mode, EZweb, and Yahoo! are trademarks or registered trademarks of NTT DoCoMo, Inc., KDDI Corporation, and Yahoo! Inc. of the U.S., respectively.

(2)	Please be aware that, depending on your Internet connection environment, you may not be able to use your PC or smartphone to exercise your voting rights (e.g., if you connect to the Internet via a firewall, have anti-virus software installed, or use a proxy server).

(3)	To exercise your voting rights via a mobile phone, use one of the following services: i-mode, EZweb, or Yahoo! Keitai. For security reasons, the website is only compatible with mobile phones capable of SSL encrypted communication and transmitting mobile phone information.

(4)	Your vote via the Internet must be transmitted no later than 6:00 P.M. on Friday, June 24, 2016. We advise you to exercise your voting rights as early as possible. Please contact the help desk if you have any questions.

2.	How to Exercise Your Voting Rights via the Internet

(1)	On the website for exercising voting rights (http://www.evote.jp), you will be required to enter Login ID and temporary password, which are shown on the voting form. Follow the instructions on the screen and indicate your approval or disapproval for each of the agenda items.

(2)	Please be aware that, in order to prevent illegal online access (“spoofing”) and alteration of voting by a third party, you will be requested to change your temporary password on the website for exercising voting rights.

(3)	A new Login ID and temporary password will be issued to you for each general meeting of shareholders.

3.	How We Process Multiple Votes

(1)	In the event you exercise your voting rights both by postal mail and via the Internet, the vote you enter via the Internet will be counted as valid.

(2)	In the event you exercise your voting rights multiple times via the Internet, the last vote you enter will be counted as valid. In the event you exercise your voting rights multiple times via your PC, smartphone or mobile phone, the vote you enter the last time will be counted as valid.

4.	Fees for Accessing the Internet Voting Website

Please note that any fees (including Internet connection charges) arising from accessing the Internet voting website shall be borne by shareholders. If voting via mobile phone, etc., any packet communication charges or other fees arising from the use of a mobile phone, etc. shall be borne by shareholders.

For inquiries about the Internet voting system, please contact:

Mitsubishi UFJ Trust and Banking Corporation

Stock Transfer Agency Department (Help Desk)

Phone: 0120-173-027 (9:00 A.M. to 9:00 P.M.; toll free in Japan only)

(19th Ordinary General Meeting of Shareholders)

Reference Document

for the Ordinary General Meeting of Shareholders

Agenda Item No.5 Supplementary Volume 1

Digital Advertising Consortium Inc.

Agenda No. 5: Approval of the Share Transfer Plan

1.	Reason for the Share Transfer

The DAC Group (“DAC Group”) is a corporate group comprising the Company and IREP Co., Ltd. (“IREP”) as principal subsidiaries. The DAC Group provides leading services in the domain of internet business such as planning for advertising transactions, advertising services mainly catering to stocking and selling, technologies related to internet advertising, advertising solutions such as creative and consulting, and management services on applications for smartphones. Each group company has been enhancing its specialties and competitiveness and expanding businesses at home and abroad to create enterprise value.

The Company has been maintaining close and effective relationships with a full range of internet media and advertising companies, including the Hakuhodo DY Group, as key clients. In so doing, the Company holds prominent status in the industry catering to sponsors in the arena of both global and national brands. In recent years, the Company has been cooperating with media companies for the development and standardization of innovative advertising formats to revitalize advertising markets, focusing on smart device advertising and media display ad network advertising led by mushrooming markets for animation advertisement, texting services, and curation media to materialize the expansion and diversification of businesses. Further, the Company has been stepping up efforts to tap into new markets through providing data management platforms by in-house development to optimize the utilization of effective data for the distribution of advertisements.

In 2002, IREP made a debut billing a search advertising in Japan, formulating businesses in the area of “supporting internet marketing.” As a strategy to ensure the edge, IREP embraces the business concept of SEM integrator (specialized SEM agency), differentiating from other agencies by employing a prominent display ad network to establish a management system for lasting growth. In April 2006, IREP engaged in a capital and business alliance with Hakuhodo DY Media Partners to expand marketing into the promising national client market on top of direct marketing. IREP became a consolidated subsidiary in December 2010 through the tender offer by the Company. During the period the Company and IREP cooperated with each other, integrating the management of listing advertisements, headed by the search advertisement of the Company, including the Hakuhodo DY Group, into IREP. Consequently, the DAC Group and Hakuhodo DY Group have greatly increased sales of “Performance-based Advertising”. Furthermore, thanks to the increasing business of direct marketing, IREP has been able to increase its market share in terms of the volume of listing advertisements on Yahoo and Google in Japan. On the other hand, recent years have seen the sea change of business environments, highlighting display ad network advertisement and going beyond search advertisements. Also advertisement products on communication media such as Facebook, Twitter, and LINE have diversified dramatically. Under these backgrounds, it is a pressing mission for digital marketing agencies to pursue prescriptions to bolster the line of products on top search advertisement and serve as a professional group, realizing effective results for a wide range of customers.

The advertisement on the internet has been recording two-digit annual growth. Further, the evolution for digitalization of mass media would ensure the sustainable growth. Today, the global dissemination of smart device and the progress of IoT (Internet of Things) helps create ground where we come across information and advertisements anywhere 24/7 in our life. Currently, smart-phone applications catering to multiple needs are available and new businesses utilizing AI (artificial intelligence) to optimize the quality services for individuals have been popping up, while global players have been diversifying scope into services in every aspect of our life. Usage and time with smart devices by internet users has been on the rise, creating huge volume of contents and data. Meanwhile, the technology to assess such data to be applied for marketing will increasingly evolve in the future. At the same time, the globalized economy entails global perspectives for marketing activities. On top of that, relevant technologies to meet with current needs will also be utilized for cross-border services. So, we might face the situation where the promotion of domestic digital marketing is not a viable solution for survival. As noted above, we assume the market for internet advertisement will be transformed into cross-border competition due to ongoing technological innovations.

The Company and IREP have been weighing game plans to enhance the enterprise value by effectively utilizing corporate resources to ensure sustainable growth through nimble response to cope with expanding markets involving unprecedented changes in business environments. As a result, we have realized that it would be reasonable to maintain rapport with respective customers, and corporate culture and autonomy to keep competitiveness, while integrating existing technologies and new global areas by streamlining overlapped businesses, as much as practicable to materialize the management integration to play a role as the leader of the industry. To achieve these objectives, we opted for the business integration by establishing a wholly owning company of the Company, “D.A.Consortium Holdings Inc., (hereinafter referred to as “the Holding Company”), rather than the merger to become perfect unitary organization.

For successful business integration, it is inevitable for both companies to synchronize relevant strengths to further share group principles to build up the system to quickly deal with the changing business climate and to find out solutions for our challenges. For this reason, we have wound up the plan for the integration through the establishment of the holding company to carry out the following: 1) reinforcement for the strategic function of the group, 2) efficient employment with management resources of the group, and 3) maximization of the value for stakeholders.

1) Reinforcement for the strategic function of the group

We will clarify the business objectives of the DAC group and roles of each member company so that we can pursue the optimization of the group, Also, in doing so, we will reinforce the decision making function and group strategy for the planning and operating function. Specifically, the Holding Company will specialize in the management of integral business strategy to principally come up with business plans from comprehensive perspective while each operating company promotes respective specialized business through the optimal organizational structure, including effective integration and reorganization to achieve sustainable growth and higher corporate values under collaboration to resolve issues and enhance the growth based on the strategy.

2) Efficient employment with management resources of the group

We will aim to enhance business efficiency by way of effective realignment of management resources within the group. In other words, we will boost cost efficiency by integrating corporate functions and administrative divisions into the Holding Company and ensure reasonable allocation by funneling management resources into promising areas under group strategy. The Holding Company will spearhead areas of R&D, global business, and operation etc. as a common platform of the group so that we can perform rational business management to improve the profitability of the whole group.

3) Maximization of the value for stakeholders

Under the Holding Company with the consolidated strategic function, the Company and IREP will explore respective specialties. Specifically, while the Company will reinforce the partnership with the media and advertising companies cultivated since the establishment of the company to provide optimal services, IREP will strengthen the agency function to offer a variety services to customers to help solve their challenges for the marketing, and both companies will step up efforts to aim at further growth. Through this strategy, both companies will make contributions to the growth of the whole group, creating the synergy effect as well as frontiers for successful businesses, maximizing the corporate value for all of shareholders, customers, employees, and local communities.

This Agenda item seeks approval for the share transfer plan (hereinafter referred to as the “Share Transfer Plan”), whereby the Company and IREP establish a holding company, which is a wholly owning parent company, through a joint share transfer pursuant to Article 772 of the Companies Act (hereinafter referred to as the “Share Transfer”) and become its wholly-owned subsidiaries for the above-mentioned purpose.

2.	Contents of Share Transfer Plan

The contents of the share transfer are presented in the Share Transfer Plan (Copy) below. Exhibit 2 through Exhibit 9 of the Plan (Copy) are presented from page 34 through page 67, Exhibit 10 through Exhibit 23 (Contents of Subscription rights to shares) are presented in Agenda Item No. 5 Supplementary Volume 2 of “(19th Ordinary General Meeting of Shareholders) Reference Document for the Ordinary General Meeting of Shareholders.”

Share Transfer Plan (Copy)

Digital Advertising Consortium Inc. (hereinafter referred to as “DAC”) and IREP Co., Ltd. (hereinafter referred to as “IREP”) agreed on the share transfer through a joint share transfer and jointly prepared the share transfer plan (hereinafter referred to as “the Share Transfer Plan”) as follows:

Article 1	(Share Transfer)

DAC and IREP, pursuant to the Share Transfer Plan, on the day of establishment (to be defined in Article 7 hereof, the same shall apply hereinafter) of a wholly owning parent company incorporated through a share transfer (hereinafter referred to as “New Company”) will implement a share transfer to have a New Company acquire all outstanding shares of DAC and IREP through a joint share transfer (hereinafter referred to as the “Share Transfer”).

Article 2	(Purpose, Trade Name, Location of the Head Office, Total Number of Authorized Shares, and Other Matters Provided in the Articles of Incorporation of the New Company)
1.	The purpose, trade name, location of the head office, and total number of authorized shares are as described below:
(1)	Purpose

The purpose of the New Company is as specified in Article 2 of Exhibit 1, the Articles of Incorporation.

(2)	Trade Name

The trade name of the New Company is “D.A.Consortium Holdings Kabushiki Kaisha,” or “D.A.Consortium Holdings Inc.,” in English.

(3)	Location of Head Office

The head office of the New Company is located in Shibuya-ku, Tokyo. The location of the head office is 4-20-3, Ebisu, Shibuya-ku, Tokyo.

(4)	Total Number of Authorized Shares

The total number of authorized shares of the New Company is 250,000,000.

2.	Other than those matters specified in previous paragraphs, the matters specified in the Articles of Incorporation of the New Company are as specified in Exhibit 1, the Articles of Incorporation.

Article 3	(Names of Directors, Corporate Auditors, and Accounting Auditors at the establishment of New Company)
1.	The names of directors at the establishment of the New Company are as listed below:

Hirotake Yajima

Shunsuke Konno

Akihiko Tokuhisa

Tatsuya Daito

Masaya Shimada

Atsushi Nagai

Masaki Mikami

Masato Igarashi

Naoki Nozawa

Michinari Nishimura (Outside Director)

Iwao Aso (Outside Director)

2.	The names of corporate auditors at the establishment of the New Company are as listed below:

Hisaharu Terai

Masanori Nishioka

Hiroshi Mizukami (Outside Auditor)

Akira Ohtsuka (Outside Auditor)

Shiro Morishima (Outside Auditor)

3.	The name of the accounting auditor at the establishment of the New Company is as presented below:

KPMG AZSA LLC

Article 4	(Shares issued at Share Transfer and Share Allocation)
1.	The New Company will issue to those who are shareholders of DAC and IREP at the time immediately before the acquisition all outstanding shares of DAC and IREP (hereinafter referred to as ”the base time”) in exchange for common shares of DAC and IREP they hold, respectively, the same number of common shares of the New Company as the total of (i) the number calculated by multiplying the total number of shares DAC issues at the base time by 1, and (ii) the number calculated by multiplying the total number of shares IREP issues at the base time by 0.83.
2.	The New Company will allocate to shareholders of DAC and IREP at the base time common shares of the New Company to be issued pursuant to the previous paragraph in the following ratios:
(1)	For shareholders of DAC, with the ratio at 1 common share of the New Company for 1 common share of DAC the shareholder holds
(2)	For shareholders of IREP, with the ratio at 0.83 common share of the New Company for 1 common share of IREP the shareholder holds
3.	If there is a fraction less than 1 share in the calculations in the previous two paragraphs, that fraction will be processed pursuant to Article 234 of the Companies Act (Act No. 86 of July 26, 2005, including subsequent revisions, the same shall apply hereinafter), and other associated laws or regulations.

Article 5	(Treatment of Subscription Rights to Shares)
1.	Issuance of Subscription Rights to Shares
(1)	The New Company will issue upon the Share Transfer to holders of subscription rights to shares issued by DAC at the base time as listed in Column 1 of (i) through (x) of the following table, in exchange for subscription rights to shares of DAC they hold, the same number of subscription rights to shares listed in Column 2, as those of such subscription rights to shares at the base time, respectively.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Exhibit 2	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Exhibit 3
(ii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Exhibit 4	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Exhibit 5
(iii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Exhibit 6	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Exhibit 7
(iv)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Exhibit 8	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Exhibit 9
(v)	Digital Advertising Consortium Inc. Subscription Rights to Shares #5	Specified in Exhibit 10	Digital Advertising Consortium Holdings Inc. Subscription Rights to Shares #1	Specified in Exhibit 11
(vi)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Exhibit 12	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Exhibit 13
(vii)	Digital Advertising Consortium Inc. Subscription Rights to Shares #6	Specified in Exhibit 14	Digital Advertising Consortium Holdings Inc. Subscription Rights to Shares #2	Specified in Exhibit 15
(viii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Exhibit 16	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Exhibit 17
(ix)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Exhibit 18	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Exhibit 19
(x)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Exhibit 20	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Exhibit 21

(2)	The New Company will issue upon the Share Transfer to holders of subscription rights to shares issued by IREP at the base time as listed in Column 1 of (i) of the following table, in exchange for subscription rights to shares of IREP they hold, the same number of subscription rights to shares listed in Column 2, as those of such subscription rights to shares at the base time, respectively.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	IREP Co., Ltd Subscription rights to shares #2	Specified in Exhibit 22	Digital Advertising Consortium Holdings Inc. Subscription rights to shares #3	Specified in Exhibit 23

2.	Allocation of subscription rights to shares

 (1) The New Company will allocate upon the Share Transfer to holders of subscription rights to shares of DAC at the base time one subscription right to shares listed in Colum 2 for each subscription rights to shares they hold as listed in Column 1 of (i) through (x) of the previous table.

 (2) The New Company will allocate upon the Share Transfer to holders of subscription rights to shares of IREP at the base time one subscription right to shares listed in Colum 2 for each one subscription right to shares they hold as listed in Column 1 of (i) of the previous table.

Article 6	(Matters regarding the Amount of Paid-in Capital and Reserves of the New Company)

The amounts of paid-in capital and reserves, etc. of the New Company at the day of establishment are as listed below:

(1)	Paid-in capital

JPY 4,000,000,000

(2)	Capital reserves

JPY 1,000,000,000

(3)	Earned reserve

JPY 0

(4)	Capital surplus

Amount calculated by subtracting the total of (1) and (2) above from changes in equity capital provided in Article 52, Paragraph 1 of the Corporate Accounting Rules

Article 7	(Day of Incorporation of the New Company)

The day when establishment of the New Company should be registered (hereinafter referred to as “the Day of Incorporation of the New Company”) is October 3, 2016. If required in the Share Transfer procedure or for other reasons, however, the day of incorporation may be changed through discussions between DAC and IREP.

Article 8	(Shareholder Meeting to Approve Share Transfer Plan)
1.	DAC will hold an ordinary shareholder meeting on June 27, 2016 and seek a resolution to approve the Share Transfer Plan and matters required for the Share Transfer.
2.	IREP will hold an ordinary shareholder meeting on July 7, 2016 and seek a resolution to approve the Share Transfer Plan and matters required for the Share Transfer.
3.	If required by the Share Transfer procedure or for other reasons, however, the holding day of shareholder meetings to approve the Share Transfer Plan and matters required for the Share Transfer, specified in the previous two paragraphs, may be changed through discussions between DAC and IREP.

Article 9	(Stock Listing, Shareholder Register Administrator)
1.	DAC and IREP will work together through good-faith discussions to follow procedures for listing so that common shares issued by the New Company are listed on the Second Section of the Tokyo Stock Exchange on the day of incorporation.
2.	The shareholder register administrator at the establishment of the New Company will Mitsubishi UFJ Trust and Banking Corporation.

Article 10	(Dividend of Surplus Funds)
1.	DAC may pay a dividend of surplus to holders of common shares of DAC registered or prescribed in the final shareholder register as of March 31, 2016 or registered pledgee of shares at the maximum of JPY 12 per share.
2.	IREP may pay a dividend of surplus to holders of common shares of IREP registered or prescribed in the final shareholder register as of September 30, 2016 or registered pledgee of shares at the maximum of JPY 1.5 per share.
3.	Except as specified in previous two paragraphs, DAC and IREP shall not pay a dividend of surplus for which the base date is prior to the incorporation of the New Company after preparing the Share Transfer Plan, unless otherwise agreed by DAC and IREP through discussions.

Article 11	(Retirement of Own Shares)

DAC and IREP will retire all own shares (including own shares acquired in response to a request for purchase of shares exercised by dissenting shareholders upon the Share Transfer pursuant to Article 806, Paragraph 1 of the Companies Act) owned at the base time through resolutions of each Board of Directors by the day prior to the incorporation of the New Company.

Article 12	(Management, etc. of Corporate Assets)

DAC and IREP, after preparing the Share Transfer Plan and up to the day of the incorporation of the New Company, shall execute their businesses and manage and operate their assets with the care of a good manager, and they shall conduct any act that clearly has a material impact on their businesses, assets or rights and obligations following agreement obtained through prior discussions between DAC and IREP, except as specifically specified in the Share Transfer Plan.

Article 13	(Effectiveness of Share Transfer)

The Share Transfer will no longer be effective if the resolution for the approval of the Share Transfer Plan or matters required for the Share Transfer are not resolved at either of the shareholder meetings of DAC or IREP specified in Article 8, approval by relevant administrative authorities of matters required for the Share Transfer if it is not obtained by the day of the incorporation of the New Company or the Share Transfer is suspended pursuant to the succeeding article.

Article 14	(Changes in Conditions for Share Transfer and Suspension of Share Transfer)

If there is any material change in the financial standing or business status of either DAC or IREP, after preparing the Share Transfer Plan and up until the day of the incorporation of the New Company, if it becomes obvious that such change occurs, if any event that poses a major obstacle to the implementation of the Share Transfer occurs or it becomes obvious that such event occurs, or it becomes significantly difficult to achieve the objectives of the Share Transfer, DAC and IREP may change the conditions of the Share Transfer and the contents of the Share Transfer Plan or suspend the Share Transfer through good-faith discussions and with written agreement.

Article 15	(Matters for consultation)

Besides the matters specified in the Share Transfer Plan, matters not provided in the Share Transfer Plan, or other matters required for the Share Transfer are decided in accordance with the intent of the Share Transfer Plan through separate good-faith discussions between DAC and IREP and with their agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by DAC and IREP in duplicate, each party retaining one copy thereof, respectively.

May 11, 2016

DAC:	D.A.Consortium Inc.

Hirotake Yajima, President & CEO

4-20-3, Ebisu, Shibuya-ku, Tokyo Japan

IREP:	IREP Co., Ltd.

Shunsuke Konno, President & CEO

2-11-1, Nagatacho, Chiyoda-ku, Tokyo Japan

  (Exhibit 1) Articles of Incorporation of D.A.Consortium Holdings Inc.

Articles of Incorporation of D.A.Consortium Holdings Inc.

Chapter 1 General Rules

(Trade name)

Article 1

The name of the Company shall be “D.A.Consortium Holdings Kabushiki Kaisha,” or “D.A.Consortium Holdings Inc.,” in English.

(Objective)

Article 2

The objective of the Company shall be to operate the businesses set forth below and associated businesses, and to hold shares or equity of companies in Japan and overseas operating the businesses set forth below and associated businesses, and thereby control or manage the business activities of such companies.

(1)	Purchase, sale, mediation, and planning and consulting of advertising space on digital networks such as the Internet,
(2)	Planning, operating, and consulting related to advertising, marketing, promotional, or public relations activities using digital networks such as the Internet,
(3)	Sale of information systems associated with advertising using digital networks such as the Internet,
(4)	Business entrustment related to purchase, sale, or intermediation businesses for advertising using digital networks such as the Internet,
(5)	Businesses with regard to planning, production, operation, and maintenance of websites on the Internet,
(6)	Sale and purchase or intermediation for trading websites,
(7)	Worker dispatch business,
(8)	Investing in shares or securities, holding, managing and trading thereof,
(9)	Trading, leasing, management, intermediation, brokerage, appraisal, agency, or consulting businesses for real estate,
(10)	Production, publishing or sale of books, magazines, etc.,
(11)	Non-life insurance agency, and businesses for soliciting life insurance, and
(12)	Any other business incidental to the businesses referred to in any of foregoing items.

(Location of Head Office)

Article 3

The head office of the Company shall be located in Shibuya-ku, Tokyo.

(Organs)

Article 4

The Company shall have the following organs in addition to the General Shareholder Meetings and Directors:

(1)	Board of Directors
(2)	Corporate Auditors
(3)	Board of Corporate Auditors, and
(4)	Accounting Auditors.

(Method of Public Notice)

Article 5

The Company shall issue its public notices electronically. Provided, however, that, if accidents or other inevitable reasons prevent the Company from issuing public notices electronically, the Company shall issue a public notice in the Nihon Keizai Shimbun.

Chapter 2 Shares

(Total Number of Authorized Shares)

Article 6

The total number of authorized shares of the Company shall be 250,000,000.

(Acquisition of Own Shares)

Article 7

The Company may acquire its own shares through market transactions through a resolution of the Board of Directors pursuant to the provision of Article 165, Paragraph 2 of the Companies Act.

(Share Unit Number)

Article 8

The total share unit number of the Company shall be 100.

(Rights to shareholdings less than one unit)

Article 9

The shareholders of the Company shall not exercise rights to shares of less than one unit they hold other than the rights set forth below:

(1)	Rights set forth in each item of Paragraph 2 of Article 189 of the Companies Act,
(2)	Right to claim pursuant to the provision of Article 166, Paragraph 1 of the Companies Act,
(3)	Right to accept the allotment of shares for subscription or subscription right to shares in accordance with the number of shares shareholders hold, or
(4)	Right to demand additional purchase of shares of less than one unit, provided in the succeeding article

(Additional Purchase of shares of less than one unit)

Article 10

A shareholder of the Company may request the Company to sell the number of shares that would constitute one unit of shares, together with the less-than-one-unit shares owned by the shareholder, pursuant to the Rules for Handling Shares, except where the Company does not own the shares with regard to such request.

(Shareholder Register Administrator)

Article 11

1.	The Company shall assign a shareholder register administrator.
2.	The shareholder register administrator and the place where such handling is executed shall be determined through a resolution of the Board of Directors.

(Rules for Handling Shares)

Article 12

Procedures for exercising the rights of shareholders of the Company, other handling and fees of shares shall be governed by the Rules for Handling Shares determined in the Board of Directors, as well as laws or the Articles of Incorporation.

Chapter 3 General Shareholder Meeting

(Calling)

Article 13

An ordinary shareholder meeting of the Company shall be called within three months from the end of each business year, and an extraordinary shareholder meeting shall be called whenever required.

(Base Date of Ordinary Shareholder Meeting)

Article 14

The base date of voting rights of the ordinary shareholder meeting of the Company shall be March 31 of every year.

(Convener and Chairperson)

Article 15

1.	Shareholder meetings shall be called and chaired by President.
2.	In the absence or disability of President, other directors shall call and chair general shareholder meetings in accordance with the predetermined sequence.

(Disclosure of Reference Material for General Shareholder Meetings on the Internet and Deemed Provision)

Article 16

The Company shall be deemed to have provided information on matters to be described or displayed in the reference material for shareholder meetings, business reports, financial statements, and consolidated financial statements upon calling shareholder meetings for shareholders by disclosing such information using the Internet pursuant to the Ordinance of the Ministry of Justice.

(Manner of Passing Resolutions)

Article 17

1.	Resolutions of shareholder meetings shall be passed by a majority of voting rights of shareholders present entitled to exercise their voting rights, except as otherwise provided in laws or regulations or the Articles of Incorporation.
2.	The resolution set forth in Article 309, Paragraph 2 of the Companies Act shall be passed by more than two-thirds of voting rights of the shareholders present where shareholders holding more than one third of voting rights of shareholders entitled to exercise their voting rights are present.

(Proxy Voting)

Article 18

1.	Shareholders may exercise their voting rights by appointing another shareholder having a voting right of the Company as a proxy.
2.	Shareholders or their proxies must submit to the Company a document certifying the authority of proxy for each shareholder meeting.

(Minutes)

Article 19

Proceedings and results of shareholder meetings and other matters set forth in other laws or regulations shall be described or recorded in the minutes.

Chapter 4 Directors and Board of Directors

(Number of directors)

Article 20

The number of directors of the Company shall be 15 or less.

(Election Procedure)

Article 21

1.	Directors shall be elected at General Shareholder Meetings.
2.	The resolution to elect directors shall be passed by a majority of votes of shareholders present at a meeting, where shareholders having more than one-third of voting rights of all shareholders entitled to exercise voting rights are present.
3.	The resolution to elect directors shall not be passed by cumulative votes.

(Terms of Office of Directors)

Article 22

1.	The terms of office of directors shall continue until the conclusion of the ordinary shareholder meeting for the last business year that ends within one year from the time of their election.
2.	The terms of office of directors who are elected as a substitute or additional member shall continue until the expiration of the terms of office of other incumbent directors.

(Representative Director and Executive Directors )

Article 23

1.	The Board of Directors shall elect a Representative Director by its resolution.
2.	The Board of Directors may elect one President by its resolution or, when necessary, may elect one Chairman of the Board of Directors, several Vice-chairman of the Board of Directors, Executive Vice-Presidents, Senior Managing Directors, Managing Directors, and Board Advisors, respectively.

(Convener and Chairperson of the Board of Directors)

Article 24

1.	Except as otherwise specified in laws or regulations, meetings of the Board of Directors shall be called and chaired by the Chairman of the Board of Directors.
2.	In the absence or disability of the Chairman of the Board of Directors, the President shall, or in the disability of the President, other Directors shall call and chair general shareholder meetings, in accordance with the sequence predetermined by the Board of Directors.

(Notice of Calling Meetings of the Board of Directors)

Article 25

1.	A notice calling a meeting of the Board of Directors shall be given to each director and corporate auditor no later than three days prior to the day of the meeting. Provided, however, that the period may be shortened if urgently required.
2.	A meeting of the Board of Directors may be held without the calling procedure if the consent of all directors and corporate auditors is obtained.

(Procedure for Passing Resolutions of the Board of Directors)

Article 26

1.	A resolution of the Board of Directors shall be passed by a majority of votes of directors present at a meeting where a majority of all directors entitled to vote are present.
2.	The Company is deemed to have passed a resolution of the Board of Directors, if the requirements of Article 370 of the Companies Act are satisfied.

(Minutes of Meetings of the Board of Directors)

Article 27

The proceedings of a meeting, decisions made at a meeting of the Board of Directors, and other statutory matters shall be described or recorded in the minutes, which directors and corporate auditors present at the meeting shall sign or affix their seals or apply an electronic signature.

(Rules of the Board of Directors)

Article 28

Matters of the Board of Directors shall be governed by laws or regulations, or the Articles of Incorporation, as well as the rules of the Board of Directors, as determined by the Board of Directors.

(Compensation, etc.)

Article 29

Compensation, bonuses, or any property benefits received from the Company as a consideration for the execution of business (hereinafter referred to as “Compensation, etc.”) shall be determined by a resolution passed at a Meeting of General Shareholders.

(Exemption from Liability of Directors)

Article 30

1.	The Company may give directors (including those who were directors) exemption from liability for damages due to negligence in the performance of their duties to the extent of laws or regulations through a resolution of the Board of Directors pursuant to the provision of Article 426, Paragraph 1 of the Companies Act.
2.	The Company may conclude an agreement restricting liabilities for damages due to negligence in the performance of their duties by directors (excluding those who are executive directors) pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, provided, however, that the limit of liabilities based on such agreement shall be the amount set forth in laws or regulations.

Chapter 5 Corporate Auditor and the Board of Corporate Auditors

(Number of Corporate Auditors)

Article 31

The number of corporate auditors of the Companies shall be five or less.

(Election Procedure)

Article 32

1.	Corporate auditors shall be elected at General Meetings of Shareholders.
2.	A resolution to elect corporate auditors shall be passed by a majority of votes of the shareholders present at the meeting where shareholders having more than one-third of voting rights of all shareholders entitled to exercise voting rights are present.

(Term of Office)

Article 33

1.	The terms of office of corporate auditors shall continue until the conclusion of the Ordinary Meeting of Shareholders for the last business year which ends within four years from the time of their election.
2.	The term of office of a corporate auditor elected as a substitute for a corporate auditor who retires before the expiration of his/her term of office shall continue until the expiration of the term of office of the retiring auditor.

(Full-time Corporate Auditor)

Article 34

The Board of Corporate Auditors shall elect full-time corporate auditors by its resolution.

(Notice Calling a Meeting of the Board of Corporate Auditors)

Article 35

1.	A notice calling a meeting of the Board of Corporate Auditors shall be given to each corporate auditor no later than three days prior to the day of the meeting. Provided, however, that the period may be shortened if urgently required.
2.	A meeting of the Board of Corporate Auditors may be held without the calling procedure if the consent of all corporate auditors is obtained.

(Procedure for Passing Resolutions of the Board of Corporate Auditors)

Article 36

A resolution of the Board of Corporate Auditors shall be passed by a majority of votes of corporate auditors, except as otherwise specified in laws or regulations.

(Minutes of the Board of Corporate Auditors)

Article 37

The proceedings of the meeting, decisions made by the Board of Corporate Auditors and other statutory matters shall be described or recorded in the minutes to which corporate auditors present at the meeting sign or affix their seals or put electronic signature.

(Rules of the Board of Corporate Auditors)

Article 38

Matters related to the Board of Corporate Auditors shall be governed by laws or regulations, or the Articles of Incorporation, as well as the rules of the Board of Corporate Auditors as determined by the Board of Corporate Auditors.

(Compensation, etc. of Corporate Auditors)

Article 39

Compensation, etc. of corporate auditors shall be determined by a resolution of a General Meeting of Shareholder.

(Exemption from Liability of Corporate Auditors)

Article 40

1.	The Company may give corporate auditors (including those who have been corporate auditors) exemption from liability for damages due to negligence in the performance of their duties to the extent of laws or regulations by a resolution of the Board of Directors pursuant to the provision of Article 426, Paragraph 1 of the Companies Act.
2.	The Company may conclude an agreement restricting liabilities for damages due to negligence in the performance of their duties of corporate auditors pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, provided, however, that the limit of liabilities based on such agreement shall be the amount set forth in laws or regulations.

Chapter 6 Accounting Auditors

(Election of Accounting Auditors)

Article 41

Accounting auditors shall be elected at Meetings of General Shareholders.

(Term of Office)

Article 42

1.	The term of office of accounting auditors shall continue until the conclusion of the Ordinary Meeting of Shareholders for the last business year that ends within one year from their election.
2.	Unless otherwise resolved at the foregoing Ordinary Meeting of Shareholders, the accounting auditor shall be deemed to be reelected at such Ordinary Meeting of Shareholders.

(Compensation, etc. of Accounting Auditors)

Article 43

Compensation, etc. of accounting auditors shall be determined by the Representative Director with the approval of the Board of Corporate Auditors.

Chapter 7 Calculation

(Business Year)

Article 44

The business year of the Company shall be one year from April 1 of every year to March 31 of the next year.

(Organization Deciding Dividend, etc. such as Surplus)

Article 45

The Company may decide dividend, etc. of the surplus or other matters set forth in items of Paragraph 1 of Article 459 of the Companies Act by a resolution of the Board of Directors, except as otherwise provided in laws or regulations.

(Base Date for Dividend of Surplus)

Article 46

1.	The base date for the year-end dividend of the Company shall be March 31 of every year.
2.	The base date for the interim dividend of the Company shall be September 30 of every year.
3.	Other than as provided for in aforementioned two paragraphs, the Company may pay a dividend of surplus on the base date set by the Company.

(Period of Exclusion for Dividend)

Article 47

1.	In case the dividend is distributed in cash, the Company may be released from its dividend payment obligation if such dividend is not claimed within three years from the payment date.
2.	No interest shall be payable in the case of the previous paragraph.

Supplementary Rules

(Initial Business Year)

Article 1

Notwithstanding the provision of Article 44, the initial business year of the Company shall be the period from the establishment thereof to March 31, 2017.

(Initial Compensation, etc. of Directors and Corporate Auditors)

Article 2

Notwithstanding the provisions of Article 29 and Article 39, the amount of compensation, etc. for the period from the establishment of the Company until the conclusion of the first Ordinary Meeting of Shareholder meeting, shall be within a total of 300 million yen for directors and a total of 50 million yen for corporate auditors.

(Deletion of Supplementary Rules)

Article 3

These supplementary rules shall be deleted upon the conclusion of the first Ordinary Meeting of Shareholders.

3.	Matters concerning the appropriateness of the provisions on matters provided in Item 5 and Item 6 of Paragraph 1 of Article 773 of the Companies Act

(1) The Company and IREP, at the establishment of the Holding Company by a share transfer jointly conducted by wholly-owned subsidiaries, has determined the allocation ratios (“Share Transfer Ratio”) at which common shares of the Holding Company will be allotted to shareholders of wholly-owned subsidiaries as described below, and concluded it to be appropriate.

(i) Share Transfer Ratio

One common share of the Holding Company for each common share of the Company, 0.83 shares of the Holding Company for each common share of IREP shall be allotted, respectively. However, the Above Share Transfer Ratio may be adjusted through consultation of both companies based on the Share Transfer Plan in case of material changes to the conditions for calculating the transfer ratio. The share unit number is scheduled to be 100 shares.

If there is a fraction of less than one share due to the Share Transfer, the Holding Company will pay the relevant shareholder a cash amount corresponding to the fractional share pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The number of newly issued shares of the Holding Company to be delivered through the Share Transfer is scheduled to become 71,372,480 common shares. This number is based on the total number of issued and outstanding shares of the Company of 53,442,300 shares (as of March 31, 2016) and those of IREP of 27,780,000 shares (as of March 31, 2016). However, the Company and IREP plan to retire all of their treasury shares, to the extent practicable, as of the day immediately preceding the effective date of the Share Transfer. Accordingly, 4,864,900 shares held by the Company as of March 31, 2016 and 316,047 shares held by IREP as of March 31, 2016, have been excluded in the calculation for the Share Transfer. Because the number of treasury shares actually retired by the effective date of the Share Transfer is not determined, the number of shares newly issued by the Holding Company may change. The execution of share option for the Company and IREP by the date preceding the date of the Share Transfer may change the number of shares to be delivered by the Holding Company.

Newly issued shares by the Holding Company allocated to the shareholders of the Company and IREP will be listed on the Tokyo Stock Exchange (TSE). Once the listing is approved, the shares of the Holding Company will be tradable on the TSE. Therefore, shareholders with more than 100 shares of the Company or 121 shares of IREP equivalent to more than 100 shares (share unit number) are offered liquidity for the shares of the Holding Company.

  Further, in case the shareholders of the Company and IREP are allocated shares in an amount less than 100 units of the Holding Company, shareholders will not be able to sell the said shares on TSE or other financial exchanges. Such shareholders may request the Holding Company purchase less-than-share-unit shares or may purchase additional shares to make share units from the Holding Company.

(ii) Basis for Calculation of the Share Transfer Ratio

(a)	Basis for Valuation

To ensure the fairness of the calculation of the Share Transfer Ratio applicable for the Share Transfer, the Company and IREP decided to request third parties provide opinions respectively. The Company has appointed Daiwa Securities Co., Ltd (hereinafter referred to as “Daiwa Securities”) and IREF has appointed Yamada FAS Co., Ltd. (hereinafter referred to as “Yamada FAS”) to conduct calculation of the Share Transfer Ratio and received valuation reports.

Daiwa Securities adopted a market valuation method as both the Company and IREP have been listed on TSE and thus market prices of shares are available while employing a discounted cash flow method ( hereinafter referred to as “DCF Method“) to integrate the forthcoming corporate activities into the calculation factors.

The results provided by each method are shown below. The ranges of the Share Transfer Ratio indicate the calculation range of IREP common shares against one DAC common share.

Valuation Method	Valuation range of Share Transfer Ratio
Market Valuation Method	0.71~0.87
DCF method	0.62~0.86

For the market valuation method, the valuation date of May 10, 2016 was adopted and the average closing prices of stocks of both companies were analyzed for one-month, three-month, and six-month periods prior to the valuation date.

Further, the profit plan for the Company adopted for the DCF Method by Daiwa Securities is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year---during the period from March 2015 through March 2016, operating profit is expected to increase by around 125% due to the contribution of internet-related businesses and investment businesses etc. The profit plan for IREP adopted for the DCF Method by Daiwa Securities is formulated based on the current organization and assumes a large increase in profit over the previous year---during the period from December 2017 through December 2018, operating profit is expected to increase by about 31% due to the current improvement of the profit ratio and initiatives for operational efficiency.

Daiwa Securities, upon the calculation of Stock Transfer Ratio, primarily employed information furnished by both companies and the information disclosed to the public. For the utilization of respective information, Daiwa Securities assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness. Daiwa Securities did not independently value, appraise or assess the assets and liabilities, including any off-balance-sheet assets and liabilities and other contingent liabilities, of both companies and their affiliated companies and did not engage any third party institution for valuation, appraisal or assessment. The calculation of Stock Transfer Ratio reflects the information and economic fundamentals as of May 10, 2016. Likewise, Daiwa Securities assumed that the information for the financial projection, including the profit plan and other relevant information, provided by both companies was reasonably prepared based on the best estimate and judgment by the management of both companies at the time the relevant information was submitted.

The calculation results of the Share Transfer Ratio submitted by Daiwa Securities do not express an opinion about the fairness of the Share Transfer.

Yamada FAS adopted a market valuation method as both DAC and IREP have been listed on TSE and thus market prices of shares are available while employing a DCF Method to integrate the forthcoming corporate activities into the calculation factors.

It conducted the calculation of the Share Transfer Ratio, employing the market valuation method and the DCF Method. The results provided by each method are shown below. The ranges of the Share Transfer Ratio indicate that the calculation range of IREP common share against one share of DAC common share.

Valuation Method	Valuation range of Share Transfer Ratio
Market Valuation Method	0.71~0.87
DCF Method	0.61~0.89

For the market valuation method, the valuation date of May 10, 2016 was adopted and the average closing prices of stocks of both companies were analyzed for one-month, three-month, and six-month periods prior to the valuation date.

The DCF Method determines the enterprise value of the Company by discounting the free cash flow based on financial forecasts provided by the Company, at a fixed discount rate. The discount rate ranges from 6.71 percent to 8.21 percent, estimating the debt equity ratio of 1.0 to 6.5 and the calculation of ongoing value adopted the perpetual growth method with the relevant growth rate as zero percent. Further, for IREP, the DCF Method determines the enterprise value of IREP by discounting the free cash flow based on financial forecasts provided by IREP, at a fixed discount rate. The discount rate ranges from 7.18 percent to 8.78 percent, estimating the debt equity ratio of 1.0 to 18.4 and the calculation of ongoing value adopted the perpetual growth method with the relevant growth rate as zero percent.

Further, the profit plan for the Company adopted for the DCF Method by Yamada FAS is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year---during the period from March 2015 through March 2016, operating profit is expected to increase by around 125% due to the contribution of internet-related businesses and investment businesses etc. The profit plan for IREP adopted for the DCF Method by Yamada FAS is formulated based on the current organization and assumes a large increase in profit over the previous fiscal year ---during the period from December 2017 through December 2018, operating profit is expected to increase by around 31% due to the improvement of the profit ratio and initiatives for operational efficiency.

Moreover, profit plans of both companies factored into the DCF Method are based on the current organizational structures.

Yamada FAS, upon the calculation of the Stock Transfer Ratio, primarily employed information furnished by both companies (including financial forecasts provided its business plans) and the information disclosed to the public. For the utilization of respective information, Yamada FAS assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness. Yamada FAS did not independently value, appraise or assess the assets and liabilities, including any off-balance-sheet assets and liabilities and other contingent liabilities, of both companies and their affiliated companies and did not engage any third party institution for valuation, appraisal or assessment. Likewise, Yamada FAS assumed that the information for the financial projection, including the profit plan and other relevant information, provided by both companies was reasonably prepared based on the best estimate and judgment by the management of both companies at the time the relevant information was submitted.

The calculation result for the Share Transfer Ratio does not express an opinion about the fairness of the Share Transfer.

(b) Details of calculation procedure

The Company and IREP requested Daiwa Securities and Yamada FAS, respectively to conduct the calculation of the Share Transfer Ratio applied to this Share Transfer and reviewed the result from the relevant third-party institutions. Consequently, both companies refer to the calculation result and advice, coupled with factors such as financial condition, status, and projection during the course of discussion for the Share Transfer Ratio and concluded that the Share Transfer Ratio is fair and beneficial to the shareholders of both companies. As such, the Share Transfer Ratio was determined and agreed at the board of directors meetings of both companies, which were held on May 11, 2016.

If there is a significant change in the conditions for the calculation, both companies may change the Share Transfer Ratio through consultation.

(c) Relationship with appraisers

Neither Daiwa Securities, financial adviser for the Company nor Yamada FAS, financial adviser for IREP are the related parties of the Company and IREP, and have no material interest in the Share Transfer.

(iii) Applications for the listing of the Holding Company

The Company and IREP plan to have the New Company listed on the TSE. The listing date will be October 3, 2016. As the Company and IREP will be wholly-owned subsidiaries of the Holding Company through the scheduled Share Transfer, both companies will be delisted from the TSE on September 28, 2016 preceding the listing date of Joint Holding Company.  The date of delisting will be determined by the regulations of the TSE.

(iv) Measures to ensure fairness

Since the Company falls under the parent company of IREP, both companies, as noted above ii), (a), through (c), employed an independent third-party appraiser to estimate the Share Transfer. Ratio and received the calculation result. Both companies discreetly engaged in negotiations and consultations, referring to the results and agreed on Share Transfer Ratio. Finally each board of directors meeting has resolved the management integration through the Share Transfer.

Neither company obtained a written opinion (fairness opinion) to assure the Transfer Ratio is fair to respective shareholders from financial point of views.

The Company and IREP appointed the law offices of Mori Hamada & Matsumoto and Nakamura, Tsunoda & Matsumoto, respectively to obtain advice on the process of decision making and other procedures related to the Share Transfer.

(v) Measures to prevent conflict of interests

For IREP, as the Company is a parent company holding 56.97 per cent of IREP shares outstanding as of September 30, 2015 and Hakuhodo DY Holdings Inc. is also holding 64.81 percent of IREP shares outstanding as of September 30, 2015 through its subsidiaries Hakuhodo DY Media Partners Inc. and the Company, from the perspective to prevent conflict of interests, IREP takes measures as follows in addition to the matters noted above (iv).

(a) Unanimous approval by directors and opinion of no objection by auditors except directors and auditors with special interests

Among the directors of IREP, Mr. Hirotake Yajima, Mr. Masaya Shimada, Mr. Shuichi Takanashi, and Mr. Masaki Mikami who also assume directorship of the Company, and Mr. Hiroaki Kitazume who worked for Hakuhodo, a subsidiary of Hakuhodo DY Holdings, which is the parent company of the Company and IREP, at the time when the negotiations for the Share Transfer started, have recused themselves from deliberation and resolution of the Share Transfer at the board of directors meeting of IREP and were not involved in consultations and negotiations with the Company as a member of IREP to prevent conflict of interests.

At the board of directors meeting of IREP held on May 11, 2016, the board of directors, excluding Mr. Hirotake Yajima, Mr. Masaya Shimada, Mr. Shuichi Takanashi, and Mr. Masaki Mikami to avoid conflict of interest, unanimously resolved this Share Transfer Plan. Further, among auditors of IREP, Mr. Tatsuya Daito, who also assumes the directorship of the Company, was not involved in the deliberation on the Share Transfer to prevent conflict of interests. More, at the above board of directors meeting, all auditors except Mr. Tatsuya Daito had no objections with regard to the formulation of the Share Transfer Plan.

(b) Receipt of the report from the third-party panel independent from IREP

Moreover, the board of directors meeting at IREP established a third-party panel to consider the interests of the minor shareholders of IREP. The third-party panel comprises three committee members: Mr. Masanori Sugiyama, outside director of IREP and independent director stipulated by Article 436, item 2 of Securities Listing Regulations of TSE, without interest in the Company and the parent companies of the Company, Hakuhodo DY Holdings and its affiliates, including Hakuhodo DY Media Partners and Hakuhodo, and Mr. Shigeru Nishiyama, Professor of Waseda Business School and Certified Financial Accountant, and Mr. Naokuni Naruse, lawyer, Sato Sogo Law Office, likewise without interest in the Company and the parent companies of DAC, Hakuhodo DY Holdings and its affiliates, including Hakuhodo DY Media Partners and Hakuhodo. The board of IREP consulted with the third-party panel concerning the resolution for the Share Transfer in terms of i) purpose of management integration, ii) procedures for the negotiation process, and iii) the fairness of the Share Transfer Ratio etc. pertinent to the disadvantage of the minority shareholders of IREP, excluding the parent company (hereinafter referred to as “Minority Shareholders”).

The third-party panel held five meetings from March 22, 2016 through May 10, 2016, discreetly deliberating the above agenda. During the course of consideration, the third-party panel obtained the calculation of the Share Transfer Ratio from Yamada FAS, independent financial adviser, while being furnished the information from IREP about the backgrounds and objective for the Share Transfer, the organizational system to consider and negotiate the Share Transfer Ratio, the transition of negotiations and decision making processes, on a series of conditions for the Share Transfer, including the Share Transfer Ratio, and the contents of the advice from the legal adviser Nakamura, Tsunoda & Matsumoto Law Office. Further, the third-party panel conducted a question-and-answer session with the Company about the backgrounds and objective for the Share Transfer, the organizational system to consider and negotiate the Share Transfer Ratio etc. Under such circumstances, on May 10, 2016 the third-party panel submitted a report to the board of directors of IREP. The content of the report includes (a) about i) noted above, there are no special circumstances to deem that the Share Transfer does not contribute to an increase of its corporate value or that the objective for the Share Transfer is not legitimate for the minority shareholders of IREP, (b) about ii) noted above, as measures adopted by the board of directors meeting to ensure the fairness of decision making and prevention of conflict of interests concerning the Share Transfer, there are no special circumstances to deem that procedures taken through negotiations are not legitimate, (c) about iii) noted above, the third-party panel reviewed the allocation ratio applied to the Share Transfer based upon the calculation result of the Share Transfer Ratio by Yamada FAS and relevant information and found no special circumstances to deem that the share transfer ratio (1 to 0.83) is not reasonable for the minority shareholders of IREP, and (d) in the light of items (a) through (c), the third-party panel considered the impact on minority shareholders by the Share Transfer and concluded that the resolution by the board of directors to implement the Share Transfer does not go against the interests of minority shareholders of IREP.

(2) Matters Related to Capital and Reserves of the Wholly-Owing Parent Company

The Company and IREP determined the capital at 4 billion yen, legal capital surplus at one billion yen, and retained earnings at 0 yen of the Holding Company and considered these amounts to be appropriate. These amounts were decided through a comprehensive consideration and review of the capital policy, etc. of the Holding Company after establishment, with consultations between the Company and IREP, within the range of the provision of Article 52 of the Corporate Accounting Rules.

4.	Matters concerning the appropriateness of the provisions for matters provided in Item 9 and Item 10 of Paragraph 1 of Article 773 of the Companies Act

The Holding Company, upon the Share Transfer, shall allocate, to holders of subscription rights to shares issued by the Company or IREP, listed in (i) through (xi) of Column 1 in the following table, the same number of subscription rights to shares of the Holding Company listed in Column 2 as that of the total number of such subscription rights to shares at the base time, in exchange for the subscription rights to shares they hold based on contents of such subscription rights and share transfer ratio.

	Column 1		Column 2
	Name	Contents	Name	Contents
(i)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Exhibit 2 of the share Transfer Plan (Copy)	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #1	Specified in Exhibit 3 of the share Transfer Plan (Copy)
(ii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Exhibit 4	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #2	Specified in Exhibit 5
(iii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Exhibit 6	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #3	Specified in Exhibit 7
(iv)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Exhibit 8	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #4	Specified in Exhibit 9
(v)	Digital Advertising Consortium Inc. Subscription Rights to Shares #5	Specified in Exhibit 10	Digital Advertising Consortium Holdings Inc. Subscription Rights to Shares #1	Specified in Exhibit 11
(vi)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Exhibit 12	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #5	Specified in Exhibit 13
(vii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Exhibit 14	Digital Advertising Consortium Holdings Inc. Subscription Rights to Shares #2	Specified in Exhibit 15

	Name	Contents	Name	Contents
(viii)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Exhibit 16	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #6	Specified in Exhibit 17
(ix)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Exhibit 18	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #7	Specified in Exhibit 19
(x)	Digital Advertising Consortium Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Exhibit 20	Digital Advertising Consortium Holdings Inc. Stock-linked Compensation Subscription Right to Shares #8	Specified in Exhibit 21
(xi)	IREP Co., Ltd subscription rights to shares #2	Specified in Exhibit 22	Digital Advertising Consortium Holdings Inc. subscription rights to shares #3	Specified in Exhibit 23

5.	Matters concerning IREP

(1) Details of Financial statements, etc. related to the final business year of IREP

Details of Financial statements, etc. related to the business year ended in September 2015 are posted on the Company’s website (https://www.dac.co.jp/irinfo/soukai/) pursuant to laws or regulations and the provision of Article 17 of the Articles of Incorporation of the Company.

(2) Disposition of material property, burden of material liabilities, or any other events that have significant impacts on corporate property, which occurred after the end of the final business year.

Not applicable.

6.	Disposition of material property, burden of material liabilities, or any other events that have significant impacts on corporate property, which occurred after the end of the final business year of the Company

Not applicable.

7.	Matters concerning persons who will become directors of the Holding Company

The persons who will become directors of the Holding Company are listed below:

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Hirotake Yajima (March, 9, 1961)	April, 1984	Joined Hakuhodo Inc.	(1) 70,100 shares (2) - (3) 70,100 shares
	April, 1996	Marketing Director, Hakuhodo
	December, 1996	President, D.A.Consortium Inc.
	February, 2002	President & Representative Director, D.A.Consortium Inc.
	April, 2014	President & CEO, D.A.Consortium Inc. (current)
(Significant concurrent positions)
Director, Hakuhodo DY Media Partners Inc.
Director, UNITED, Inc.
Director, IREP Co., Ltd.
Shunsuke Konno (June 27, 1975)	April, 2002	Joined EDS Japan LLC (Currently, Hewlett-Packard Japan, Ltd.)	(1) - (2) 50,000 shares (3) 41,500 shares
	August, 2003	Joined IREP Co., Ltd.
	October, 2004	Manager, Internet Marketing Business Division, IREP
	December, 2005	Corporate Officer Manager, Internet Marketing Business Division, IREP
	April, 2006	Director Manager, Internet Marketing Business Division, IREP
	January, 2007	Senior Managing Director Manager, Internet Marketing Business Division, IREP
	December 2007	President, Relevancy-Plus Inc.(current)
	January 2009	President, IREP Co., Ltd.
	January 2012	President, Frontier Digital Marketing Co., Ltd.
	December 2013	President and CEO, IREP Co., Ltd. (current)
	January 2014	Chairman, Beijing IREP (current)
Akihiko Tokuhisa (August 21, 1962)	April 1985	Joined TOSHIBA CORPORATION	(1) 38,100 shares (2) - (3) 38,100 shares
	October 2000	Joined Info Avenue Co., Ltd.
	May 2001	Joined D.A.Consortium Inc. Manager, System Solution Division, e-Business Group, DAC
	February 2002	Executive Officer General Manager, e-Business Group, DAC
	February 2006	Director & Executive Officer General Manager, e-Business Group, DAC
	April 2011	Director, Manager of FRUITS BEAR Promotion Office, DAC
	April 2012	Director & Executive Officer, Management of e-Business, DAC
	April 2014	Chief Marketing Officer Director & Managing Executive Officer In charge of Product Development, DAC (current)
(Significant concurrent positions)
Director, UNITED, Inc.
Director, HAKUHODO i-studio Inc.

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Tatsuya Daito (January 11, 1965)	April 1989	Joined Recruit Co., Ltd.	(1) 19,100 shares (2) - (3) 19,100 shares
	October 2001	Director & Chief Financial Officer, Investech K.K.
	April 2004	Executive Officer & Chief Financial Officer, Ergo-Brains Inc. (current UNITED, Inc.)
	October 2005	Joined D.A.Consortium Inc.
	December 2005	Deputy General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	February 2006	Executive Officer Deputy General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	September 2007	Executive Officer, General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	February 2009	Director & Executive Officer General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	January 2012	Director & Executive Officer General Manager, Corporate Administration Group and Corporate Strategy Group, D.A.Consortium Inc.
	April 2012	Director & Executive Officer Management of Corporate Administration and Corporate Strategy, General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	April 2013	Director & Executive Officer Management of Corporate Administration & Corporate Strategy, D.A.Consortium Inc.
	April 2014	Chief Financial Officer Director & Managing Executive Officer, In charge of Corporate Administration, Corporate Strategy and Risk Management, D.A.Consortium Inc. (current)
(Significant concurrent positions)
Director, UNITED, Inc.

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Masaya Shimada (April 1, 1966)	April, 1990	Joined Hakuhodo Inc.	(1) 56,200 shares (2) - (3) 56,200 shares
	October 2000	Joined D.A.Consortium Inc. Manager, Corporate Planning Division, Corporate Administration Group, D.A.Consortium Inc.
	February 2002	Executive Officer Manager, Corporate Planning Division, Corporate Administration Group, D.A.Consortium Inc.
	December 2004	Executive Officer Manager, CEO office, D.A.Consortium Inc.
	December 2005	Executive Officer General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	February 2006	Director & Executive Officer General Manager, Corporate Strategy Group, D.A.Consortium Inc.
	September 2007	Director & Executive Officer General Manager, Account Service Group, D.A.Consortium Inc.
	April 2012	Director & Executive Officer Management of Sales, D.A.Consortium Inc.
	April 2014	Chief Operating Officer Director & Managing Executive Officer Assistant to President, D.A.Consortium Inc. (current)
(Significant concurrent positions) Director, UNITED, Inc. Director, IREP Co., Ltd. Director, HAKUHODO i-studio Inc.
Atsushi Nagai (September 8, 1974)	April 1997	Joined Japan LCA (currently Interprise Consulting)	(1) - (2) 20,000 shares (3)16,600 shares
	January 2001	Joined Culture Convenience Club Co., Ltd.
	November 2005	Joined IREP Co., Ltd.
	October 2006	Group Manager, General Affairs and Personnel Administration Division, IREP Co., Ltd.
	April 2007	Executive Officer Group Manager, General Affairs and Personnel Administration Division, IREP Co., Ltd.
	January 2009	Executive Officer Manager, Corporate planning Group, IREP Co., Ltd.
	December 2009	Director Manager, Corporate planning Group, IREP Co., Ltd.
	July 2012	Director Manager, Business Promotion Group, IREP Co., Ltd.
	December 2012	Director Manager, Administration Group, IREP Co., Ltd.
	December 2013	Director Manager, CFO Administration Group, IREP Co., Ltd. (current)

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Masaki Mikami (February 14, 1959)	April 1982	Joined Hakuhodo Inc.	(1) - (2) - (3) -
	January 2002	Manager, Produce Department 1, Interactive Company, Hakuhodo Inc.
	August 2003	Group Manager, Digital Solution Center, Hakuhodo Inc.
	April 2007	General Manager, i-Business Development & Promotion Development, Hakuhodo Inc.
	April 2009	General Manager, Engagement Business Department, Hakuhodo Inc.
	April 2010	Corporate Officer Head of Engagement Business Unit Management of Group Corporation, Hakuhodo Inc.
	April 2011	Corporate Officer Assistant to Management of Media Business, Hakuhodo DY Media Partners Inc. (Management of Digital Knowledge)
	April 2012	Corporate Officer Management of i-Media Business, Hakuhodo DY Media Partners Inc.
	June 2012	Director, D.A.Consortium Inc. (current)
	April 2014	Corporate Officer Assistant to Manager of Marketing Strategy Center, Hakuhodo Inc. (Management of Digital Promotion)
	April 2015	Corporate Officer Assistant to Management of TV, Radio and Digital Business, Hakuhodo DY Media Partners Inc. General Manager of the Institute of Media Environment
	April 2016	Managing Executive Officer, MD Strategic Center Assistant Manager, Hakuhodo Inc. (Current) Managing Executive Officer, Media Marketing Unit Assistant Manager, Hakuhodo DY Media Partners Inc.(current)
(Significant concurrent positions)
Corporate Officer, Hakuhodo Inc.
Corporate Officer, Hakuhodo DY Media Partners Inc.
Director, IREP Co., Ltd.

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Masato Igarashi (October 31, 1959)	April 1983	Joined Hakuhodo Inc.	(1) - (2) - (3) -
	December 1999	Manager, Account Service Department 5, Account Service Division 11, Advertisement Company 1, Hakuhodo Inc.
	April 2010	General Manager, Radio Division, Hakuhodo DY Media Partners Inc.
	April 2013	General Manager, Corporate Strategy Division, Hakuhodo DY Media Partners Inc.
April 2014

Corporate Officer

Assistant to Management of Corporate Administration & Planning (In charge of Corporate Strategy Division, Administration & Planning Division 1 and Division 2, and Account Service Division)

General Manager, Corporate Strategy Division, Hakuhodo DY Media Partners Inc.

	April 2015	Corporate Officer General Management of Administration & Planning and Business Development General Manager, Administration & Planning Division 2, Hakuhodo DY Media Partners Inc. (current)
	June 2015	Director & Corporate Officer General Management of Administration & Planning and Business Development General Manager, Administration & Planning Division 2, Hakuhodo DY Media Partners Inc. (current)
	June 2015	Director, D.A.Consortium Inc. (current)
	April 2016	Director & Corporate Officer General Management of Administration & Planning and Business Development General Manager of Administration, Hakuhodo DY Media Partners Inc. (current)
(Significant concurrent positions) Corporate Officer, Hakuhodo DY Media Partners Inc.
Naoki Nozawa (January 20, 1960)	April 1984	Joined Hakuhodo Inc.	(1) - (2) - (3) -
	April 2001	Group Manager, Corporate Strategy Division, Hakuhodo Inc.
	October 2003	Group Manager, Corporate Strategy Division, Hakuhodo DY Holdings Inc. (seconded)
	April 2007	Deputy General Manager, Corporate Strategy Division, Hakuhodo DY Holdings Inc. (seconded)
	April 2010	General Manager, Corporate Strategy Division, Hakuhodo DY Holdings Inc. (current)
	June 2011	Director, D.A.Consortium Inc. (current))
Michinari Nishimura (March 28, 1963)	April 1985	Joined Tateishi Electronics Co. (currently, Omron Corporation)	(1) - (2) - (3) -
	July 1992	Joined Corporate Directions, Inc.
	January 1994	Joined CSC Index, Inc.(US corporation)
	October 1997	Representative Director, Green Field Consulting Co., Ltd. (Current)
	September 2001	Advisory Board Member of Omron Corporation
(Significant concurrent positions) Representative Director, Green Field Consulting Co., Ltd.

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Iwao Aso (July 17, 1974)	April 1997	Joined the Long-term Credit Bank of Japan (currently, Shinsei Bank)	(1) - (2) - (3) -
	June 2000	Corporate Auditor, Aso Cement Co., Ltd. (currently, Aso Corporation)
	June 2001	Director, Aso Cement
	December 2005	Outside Director, Dwango Co., Ltd.
	March 2006	Outside Director, Capital Medica Co., Ltd. (current)
	June 2006	Representative Senior Managing Director, Aso Corporation
	October 2008	Representative Deputy President, Aso Corporation
	June 2010	Representative President, Aso Corporation (current)
	October 2014	Outside Director, Kadokawa Dwango Corporation (currently, Kadokawa corporation) (current)
	December 2015	Outside Director, IREP Co., Ltd.(current)
(Significant concurrent positions)
Representative President of Aso Corporation
Outside Director of Kadokawa Dwango Corporation (currently, Kadokawa corporation)

(Notes)1.	The numbers of shares of the Company and IREP they hold are based on holdings as of March 31, 2016. In addition, the numbers of shares of the Holding Company to be allocated to them are described in view of the Share Transfer Ratio based on such holdings. Accordingly, the numbers of shares of the Holding Company to be actually allocated to them may vary depending on the holdings immediately before the establishment date of the Holding Company.
2.	Each candidate has no special interest in the Company and IREP and is not expected to have any special interest in the Holding Company.
3.	Mr. Michinari Nishimura and Mr. Iwao Aso are candidates for Outside Directors.
4.	Reasons for appointing Mr. Michinari Nishimura as candidate for Outside Director are as follows.
Mr. Michinari Nishimura has many years of experience in business consulting and wide-ranging knowledge. The Company proposes his appointment as Outside Director based on the expectation that he will be able to leverage such experience and knowledge in the management of the Holding Company.
5.	Reasons for appointing Mr. Iwao Aso as candidate for Outside Director are as follows.
Mr. Iwao Aso has many years of experience as a manager and wide-ranging knowledge. The Company proposes his appointment as Outside Director based on the expectation that he will be able to leverage such experience and knowledge in the management of the Holding Company.
6.	Mr. Masaki Mikami has served for the past five years as a business executor of Hakuhodo Inc. and Hakuhodo DY Media Partners Inc., both of which are subsidiaries of the parent company of the Company. The positions and responsibilities at the companies are described in the above column “Brief profile, position and responsibilities at the Company (Significant concurrent positions).”
7.	Mr. Masato Igarashi has served for the past five years as a business executor of Hakuhodo DY Media Partners Inc., which is a subsidiary of the parent company of the Company. The position and responsibility therein are as described in the above column “Brief profile, position and responsibilities at the Company (Significant concurrent positions).”
8.	Mr. Naoki Nozawa has served for the past five years as a business executor of Hakuhodo DY Holdings Inc., which is the parent company of the Company. The position and responsibility therein are as described in the above column “Brief profile, position and responsibilities at the Company (Significant concurrent positions).”
9.	If the elections of Mr. Masaki Mikami, Mr. Masato Igarashi, Mr. Naoki Nozawa, Michinari Nishimura and Iwao Aso are approved, the Holding Company will enter into an agreement limiting liabilities for damages due to negligence in performing their duties with each of them, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that liability limitation under the said agreement is the amount set forth in the laws or regulations.
10.	Mr. Michinari Nishimura and Mr. Iwao Aso satisfy the requirements for independent directors pursuant to rules of the Tokyo Stock Exchange (TSE). If their elections are approved, respectively, the Holding Company is to report them as independent directors of the Company to TSE.

8.	Matters concerning persons who will become Corporate Auditors of the Holding Company

The persons who will become Corporate Auditors of the Holding Company are listed below:

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Hisaharu Terai (March 7, 1956)	April 1979	Joined Mitsubishi Electric Corporation	(1)137,900 shares (2) - (3)137,900 shares
	May 1988	Joined The Long-Term Credit Bank of Japan,
Limited (now Shinsei Bank, Limited)
	July 1998	Joined UBS Trust Bank
	June 2000	Joined D.A.Consortium Inc.
	July 2000	Director, Manager of Corporate Planning Office, D.A.Consortium Inc.
	October 2000	Director, General Manager of Corporate Administration Group and e-Business Group, D.A.Consortium Inc.
	February 2002	Director & Corporate Officer General Manager of Corporate Administration Group, D.A.Consortium Inc.
	January 2012	Director & Corporate Officer In charge of Risk Management, D.A.Consortium Inc.
	April 2014	Director & Corporate Officer Head of ASEAN Business, D.A.Consortium Inc.
	April 2015	Director & Corporate Officer In charge of ASIA, D.A.Consortium Inc.
	April 2016	Director, D.A.Consortium Inc. (current) (Scheduled to retire on June 27, 2016)
Masanori Nishioka (November 16, 1957)	April 1980	Joined Hakuhodo Inc.	(1) - (2) - (3) -
	April 2010	General Manager, Group Accounting & Finance Division, Hakuhodo DY Holdings Inc.
	April 2010	General Manager, Accounting & Finance Division, Hakuhodo Inc.
	April 2010	General Manager, Accounting & Finance Division, Hakuhodo DY Media Partners Inc.
	June 2012	Auditor, D.A.Consortium Inc. (current)
	April 2014	Director & Corporate Officer
Assistant to Management of Group Management General Manager of Group Management Service Division, Hakuhodo DY Holdings Inc. (current)
	April 2015	Corporate Officer, Hakuhodo Inc. (current)
	April 2016	President of Hakuhodo DY Capco Inc. (current)
(Significant concurrent positions) Director & Corporate Officer, Hakuhodo DY Holdings Inc. Corporate Officer, Hakuhodo Inc. Director, YOMIKO ADVERTISING INC. President of Hakuhodo DY Capco Inc.

Name (Date of birth)	Brief profile, position and responsibilities at the Company (Significant concurrent positions)		(1) Number of Company’s shares owned (2) Number of IREP shares owned (3) Number of allocated shares of the Holding Company
Hiroshi Mizukami (May 9, 1968)	April 1995	Registered as a practicing attorney (Daini Tokyo Bar Association) (current)	(1) - (2) - (3) -
	June 2002	Outside Auditor, Takachiho Electric (current Elematec Corporation) (current)
	March 2014	Outside Auditor, GMO CLOUD K.K. (current)
	June 2015	Corporate Auditor, D.A.Consortium Inc. (current) Outside Director, Sanei Corporation (Audit and supervisory committee member) (current)
	March 2016	Outside Director, GMO Cloud (Audit and supervisory committee member) (current)
(Significant concurrent positions)
Lawyer
Outside Director, Elematic Corporation
Outside Director, GMO Cloud (Audit and supervisory committee member)
Outside Director, Sanei Corporation (Audit and supervisory committee member)
Akira Otsuka (March 1, 1948)	April 1971	Joined Japan National Cash Register Company (currently, Japan NCR)	(1) - (2) 5,000 shares (3) 4,150 shares
	September 1986	Joined Asahi Business Consultant Co., Ltd. currently, Fuji Soft Incorporated)
	August 1997	Joined Secom Co., Ltd. Manager, Business Strategy Promotion office and President Office of Secom Information System Corp. (currently, Secom Trust Systems)
	April 1999	Seconded from Secom to Pasco Corp. Manager, Business Administration office and Information System Dept.
	June 1999	Director, Pasco Corp.
	April 2005	Deputy manager, IS Research Institute of Secom
	December 2007	Full time Auditor, IREP Co., Ltd. (current)
Shiro Morishima (September 11, 1955)	April 1979	Joined Hakuhodo Inc.	(1) 1,500 shares (2) - (3) 1,500 shares
	December 1999	General Manager, Newspaper Department 5, Newspaper Division, Hakuhodo Inc.
	April 2003	General Manager, Newspaper Department 3, Newspaper Division, Hakuhodo Inc.
	December 2003	General Manager, Newspaper Department 3, Newspaper Division, Hakuhodo DY Media Partners Inc.
	April 2006	Acting Chief Director, Newspaper Division and General Manager, Newspaper Department 3, Hakuhodo DY Media partners
	June 2007	Executive Vice President, mediba Inc.
	June 2011	Acting Chief Director, i-media Division, Hakuhodo DY Media Partners Inc.
	March 2012	Senior Managing Director, Internet Advertisement Promotion Council (currently, Japan Interactive Advertising Association)
	October 2015	Newspaper Division, Hakuhodo DY Media Partners (current) (Scheduled to leave office on June 26, 2016)

(Notes)	1.	The numbers of shares of the Company and IREP they hold are based on holdings as of March 31, 2016. In addition, the numbers of shares of the Company to be allocated to them are described in view of the Share Transfer Ratio based on such holdings. Accordingly, the numbers of shares of the Holding Company to be actually allocated to them may vary depending on the holdings immediately before the establishment date of the Holding Company.

2.	Each candidate has no special interest in the Company and IREP and is not expected to have any special interest in the Holding Company.
3.	Mr. Hiroshi Mizukami, Mr. Akira Otsuka, and Mr. Shiro Morishima are candidates for Outside Auditors.
4.	Reasons for appointing Mr. Hiroshi Mizukami as candidate for Outside Auditor are as follows.
Mr. Hiroshi Mizukami is a lawyer well-versed in legal affairs for corporations. To use his extensive knowledge and experience in that field, in order to reinforce the audit framework of the Holding Company, we have elected him as a candidate for Outside Auditor. Although he has no corporate management experience, we concluded that he is able to appropriately perform the duties of an Outside Auditor for the above reason and seek approval for his election as an Outside Auditor.
5.	Reasons for appointing Mr. Akira Otsuka as candidate for Outside Auditor are as follows.
To use the experience and knowledge he has accumulated in reinforcing the audit framework of the Holding Company, the Company proposes his appointment as Outside Auditor.
6.	Reasons for appointing Mr. Shiro Morishima as candidate for Outside Auditor are as follows.
Mr. Shiro Morishima has wide-ranging experience and knowledge, etc. in the advertising industry. The Company proposes his appointment as Outside Auditor based on the judgment that he will be able to execute the duties as Outside Auditor appropriately.
7.	Mr. Masanori Nishioka has served for the past five years as a business executor of Hakuhodo DY Media Partners Inc., which is the parent company of the Company, and a business executor of Hakuhodo Inc., which is a subsidiary of the parent company of the Company. The positions and responsibilities at the companies are as described in the above column “Brief profile, position and responsibilities at the Company (Significant concurrent positions).”
8.	Mr. Shiro Morishima currently serves, and has served for the past five years, as executive director of Hakuhodo DY Media Partners Inc., which is a specified related party of the Company. His position and responsibilities at present and in for the past five years at Hakuhodo DY Media Partners Inc. are as described above in “Brief profile, position, and responsibilities at the Company (Significant concurrent positions).” Mr. Morishima has received payments of salary, etc. as an employee from of the company for the past two years. He is scheduled to leave Hakuhodo DY Media Partners, Inc. on June 26, 2016.
9.	If the elections of Hisaharu Terai, Masanori Nishioka, Hiroshi Mizukami, Akira Otsuka and Shiro Morishima are approved, the Holding Company will enter into an agreement limiting liabilities for damages due to negligence in performing their duties with each of them, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act; provided, however, that liability limitation under the said agreement is the amount set forth in the laws or regulations.
10.	Mr. Hiroshi Mizukami and Mr. Akira Otsuka satisfy the requirements for independent directors pursuant to the rules of the Tokyo Stock Exchange (TSE). If their elections are approved, the Holding Company will register them as independent directors of the Company at TSE.

9.	Matters concerning a party who will become an accounting auditor of the Holding Company

The party who is proposed to be an accounting auditor of the Holding Company is given below. The Company proposes KPMG AZSA LLC as a candidate because the Company considers the accounting firm to be suitable following a comprehensive evaluation of its abilities to perform duties, based on such factors as size and experience, independence, and internal management system.

(March 31, 2016)

Name	KPMG AZSA LLC
Main Office	1-2, Tsukudo-cho, Shinjuku-ku, Tokyo
Corporate History	July 1969	Kansa Hojin Asahi Kaikeisha established,
	July 1985	Kansa Hojin Asahi Kaikeisha and Shinwa audit corporation (established in Dec. 1974) were integrated to establish Asahi-Shinwa Kaikeisha Audit Corporation.
	October 1993	Asahi-Shinwa Kaikeisha Audit Corporation and Inoue-Saito Eiwa Audit Firm (established in Apr. 1978) were integrated to form Asahi Audit Corporation
	February 2003	Audit Div. of KPMG Japan (established as Peat Marwick Mitchell Japan office in 1949) established KPMG AZSA
	April 2003	Asahi Audit Corporation officially joined member firms of KPMG
	January 2004	Asahi Audit Corporation and AZSA were integrated and renamed AZSA and continued to be a KPMG member firm
	July 2010	Transitioned to limited liability company and renamed KPMG AZSA LLC
Overview	Paid-in capital: 3,000 million yen Number of employees

Public certified accountants: 3,036

(senior partners: 30, employees 517)

Assistant accountants: 11

Passers of CPA examination: 1,177

Professionals: 762

(Specified employees 35, Representative partner: 1)

Other staff: 592

Total 5,578

(Note)	Candidates were paid compensation for audit work pursuant to the Companies Act and the Financial Instrument Exchanges Act from Hakuhodo DY Holdings, the parent company of the Company in the past two years.

10.	Matters concerning the resolution of this agenda

With regard to this agenda, the resolution of the agenda is deemed to be have been passed by obtaining the approval at shareholders’ meetings of the Company and IREP, as set forth in Article 8 of the Share Transfer Plan (Shareholder Meeting to Approve Share Transfer Plan).

In case the Share Transfer Plan is no longer in force due to the matters set forth in Article 13 of the Share Transfer Plan (Effectiveness of Share Transfer) or Article 14 (Changes in Conditions for Share Transfer and Suspension of Share Transfer) or the Share Transfer is suspended, the resolution of this agenda shall no longer be in force.

Exhibit 2

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #1

1.	Name of subscription rights to shares
D.A.Consortium	Inc. Stock-linked Compensation Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share [(rounded to the nearest one (1) yen)] by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below.

In this formula,

(1)	(C) = option price per share
(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on March 24, 2009 (or the base price on the following trading day if there is no closing price on that date)
(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 7 years and 8 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to March 23, 2009)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

The exercise period shall be from March 25, 2009 to March 24, 2039.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.
(2)	Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by March 24, 2038, the holder of subscription rights to shares may exercise subscription rights to shares during the period from March 25, 2038 to March 24, 2039.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph -4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital in accordance with Article 40, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one yen that arises shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8(a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

March 24, 2009

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the details of the issuance

The Company shall retain certified copies of the details of the issuance of subscription rights to shares in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 3

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #1

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to March 24, 2039.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.
(2)	Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by March 24, 2038, he/she may exercise his/her subscription rights to shares during the period from March 25, 2038 to March 24, 2039.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 4

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #2

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #2

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on March 19, 2010 (or the base price on the following trading day if there is no closing price on that date)
(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 8 years and 8 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to March 18, 2010)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

The exercise period shall be from March 20, 2010 to March 19, 2040.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.
(2)	Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by March 19, 2039, the holder of subscription rights to shares may exercise subscription rights to shares during the period from March 20, 2039 to March 19, 2040.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

March 19, 2010

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 5

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #2

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #2

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to March 19, 2040.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.
(2)	Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by March 19, 2039, he/she may exercise his/her subscription rights to shares during the period from March 20, 2039 to March 19, 2040.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 6

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #3

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 19, 2011 (or the base price on the following trading day if there is no closing price on that date)
(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 10 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 18, 2011)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 20, 2011 to July 19, 2041.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.
(2)	Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by July 19, 2040, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 20, 2040 to July 19, 2041.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.
9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 19, 2011

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 7

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #3

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

The exercise period shall be from October 3, 2016 to July 19, 2041.

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.
(2)	Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by July 19, 2040, he/she may exercise his/her subscription rights to shares during the period from July 20, 2040 to July 19, 2041.

(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.
(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 8

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #4

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #4

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share
(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 18, 2012 (or the base price on the following trading day if there is no closing price on that date)
(3)	(X) = Exercise price: 1 yen
(4)	(t) = Expected life: 15 years
(5)	(s) = Volatility: 11 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 17, 2012)
(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)
(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above
(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 19, 2012 to July 18, 2042

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.
(2)	Notwithstanding (1) above, if the commencement day of exercising subscription rights to shares does not arrive by July 18, 2041, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 19, 2041 to July 18, 2042.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 18, 2012

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 9

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #4

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #4

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 18, 2042

6.	Conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.
(2)	Notwithstanding (1) above, if the holder of subscription rights to shares does not fulfill condition (1) above by July 18, 2041, he/she may exercise his/her subscription rights to shares during the period from July 19, 2041 to July 18, 2042.
(3)	Notwithstanding (1) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, a resolution of the Board of Directors pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval. Provided, however, that this excludes the case where a holder of subscription rights to shares is allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in the details of the issuance.
(4)	Notwithstanding (1) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

(The 19th Ordinary General Meeting of Shareholders)

Reference Document for the Ordinary General Meeting of

Shareholders

Agenda Item No. 5 Supplementary Volume 2

D.A.Consortium Inc.

Exhibit 10

D.A.Consortium Inc.

Details of Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100. (The total number of shares to be granted shall be 226,000 initially.)

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made only to the number of shares to be granted when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become retroactively applicable on the day following the said record date, and a procedure may be conducted after the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, or share exchange that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares
(1)	The assets to be contributed when exercising each subscription right to shares shall be cash, and the amount shall be obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The Exercise Price shall be the average closing price for ordinary transactions of the Company’s common stock on each trading day (except days on which no trading is reported) in the month preceding the month in which the allotment date of subscription rights to shares (any fraction of a yen rounded up to one (1) yen), or the closing price of the allotment date (or the most recent closing price of the corresponding day if there is no closing price on the allotment date), whichever is higher.

If any of the following events occur after the allotment date of subscription rights to shares, the Exercise Price shall be adjusted.

(I)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of a yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split or stock consolidation ratio

(II)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (except in the case of exercise of subscription rights to common stock (including those attached to bonds with common stock acquisition rights) which can claim issuance of Common Stock of the Company or conversion of securities to be converted or that can be converted to Common Stock of the Company), the exercise price shall be adjusted in accordance with the following formula. Any fraction less than one (1) yen shall be rounded up.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price
Number of outstanding shares + Shares to be issued

i.	”Market price” used for the exercise price adjustment formula shall be the average of the closing prices (including trade quotes, hereinafter the same shall apply) for the ordinary transactions of the common shares of the Company at the Osaka Stock Exchange or the stock exchange to which the Company is listed then for 30 business days (excluding days without a closing price) starting from the 45th business day preceding “the day of the start of application of the exercise price after adjustment” stipulated in (2) below. “Average” shall be calculated to the second decimal place, and the second decimal place shall be rounded.

ii	“Number of outstanding shares” in the exercise price adjustment formula is the number of shares already issued by the Company as of the record date, or if there is no record date, the number of shares one month prior to the date in question, less the total number of common shares owned by the Company as treasury stock on the date in question.
iii	In the event of disposal of treasury stock, “Number of shares to be issued” used in the formula for adjustment of exercise price shall be replaced with “Number of treasury stock to be disposed” and “Amount to be paid per share” with “Disposal price per share.”
(2)	The post-adjustment exercise price shall be applied in accordance with the following stipulations:
(I)	For post-adjustment exercise price in accordance with (1) (I) above, the post-adjustment exercise price shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment exercise price shall become applicable on the day following the closing date of the said General Meeting of Shareholders.
(II)	For post-adjustment exercise price in accordance with (1) (II) above, the post-adjustment exercise price shall be applied on and after the day following the payment due date of the issuance or disposal (if a record date is set, on and after the day following the record date).
(3)	In addition to the forgoing in the above (1) (I) and (II), in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the exercise price after the allotment date, the Company may make adjustments to the exercise price that is approved as necessary by the Board of Directors of the Company.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(s) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on May 1, 2013 (or the base price on the following trading day if there is no closing price on that date)

(3)	(x) = exercise price: the price derived by the formula in 5

(4)	(t) = Expected life: 4 and a half years

(5)	(s) = Volatility: calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day for the past 4 and a half years from November 1, 2008 to May 1, 2013)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From March 28, 2015 to March 27, 2020

6.	Conditions for exercising subscription rights to shares
(1)	Subscription rights to shares cannot be transferred, pledged, or otherwise furnished to a third party.
(2)	At the time of exercising the subscription rights to shares, each holder of the subscription rights to shares shall have the position of director, auditor or employee of the Company or any of its affiliates (subsidiaries and affiliated companies stipulated in Regulations Regarding Terminology, Forms and Methods for Preparation of Consolidated Financial Statements; hereinafter the same shall apply). However, if the holder resigns from the Company due to completion of term of office, reaching the retirement age or on account of company expediency, he/she may exercise the right within one (1) year from the date when he/she lost his/her position in the Company.
(3)	If a holder of the subscription rights to shares dies during the period in 5. above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(4)	In addition to the above, events when a holder of subscription rights to shares shall return the rights to the Company, limitation on exercise of subscription rights to shares and other matters shall be stipulated in the agreement for allotment of subscription rights to shares.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.

In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following (1) to (9) in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued
The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.
(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. above after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 3. above, taking into account conditions of the Organizational Restructuring, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5. above.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7. above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6. above.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8. above.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

May 1, 2013

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14. below.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. below by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 11

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #1

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Subscription Rights to Shares #1

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made only to the number of shares to be granted when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, or share exchange that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The assets to be contributed when exercising each subscription right to shares shall be cash, and the amount shall be obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted. The exercise price shall be 420 yen and if any of the following events occur after the allotment date of subscription rights to shares, the exercise Price shall be adjusted.

(I)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of a yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split or stock consolidation ratio

(II)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (except in the case of exercise of subscription rights to common stock (including those attached to bonds with common stock acquisition rights) which can claim issuance of Common Stock of the Company or conversion of securities to be converted or that can be converted to Common Stock of the Company), the exercise price shall be adjusted in accordance with the following formula. Any fraction less than one (1) yen shall be rounded up.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price
Number of outstanding shares + Shares to be issued

i.	“Market price” used for the exercise price adjustment formula shall be the average of the closing prices (including trade quotes, hereinafter the same shall apply) for the ordinary transactions of the common shares of the Company at the Tokyo Stock Exchange or the stock exchange to which the Company is listed then for 30 business days (excluding days without a closing price) starting from the 45th business day preceding “the day of the start of application of the exercise price after adjustment” stipulated in (2) below. “Average” shall be calculated to the second decimal place, and the second decimal place shall be rounded.
ii	“Number of outstanding shares” in the exercise price adjustment formula is the number of shares already issued by the Company as of the record date, or if there is no record date, the number of shares one (1) month prior to the date in question, less the total number of common shares owned by the Company as treasury stock on the date in question.
iii	In the event of disposal of treasury stock, “Number of shares to be issued” used in the formula for adjustment of exercise price shall be replaced with “Number of treasury stock to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(2)	The post-adjustment exercise price shall be applied in accordance with the following stipulations:
(1)	For post-adjustment exercise price in accordance with (1) (I) above, the post-adjustment exercise price shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment exercise price shall become applicable on the day following the closing date of the said General Meeting of Shareholders.
(2)	For post-adjustment exercise price in accordance with (1) (II) above, the post-adjustment exercise price shall be applied on and after the day following the payment due date of the issuance or disposal (if a record date is set, on and after the day following the record date).
(3)	In addition to the forgoing in the above (1) (I) and (II), in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the exercise price after the allotment date, the Company may make adjustments to the exercise price that is approved as necessary by the Board of Directors of the Company.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to March 27, 2020.

6.	Conditions for exercising subscription rights to shares
(1)	Subscription rights to shares cannot be transferred, pledged, or otherwise furnished to a third party.
(2)	At the time of exercising the subscription rights to shares, each holder of the subscription rights to shares shall have the position of director, auditor or employee of the Company or any of its affiliates (subsidiaries and affiliated companies stipulated in Regulations Regarding Terminology, Forms and Methods for Preparation of Consolidated Financial Statements; hereinafter the same shall apply). However, if the holder resigns from the Company due to completion of term of office, reaching the retirement age or on account of company expediency, he/she may exercise the right within one (1) year from the date when he/she lost his/her position in the Company.
(3)	If a holder of the subscription rights to shares dies during the period in 5. above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(4)	In addition to the above, events when a holder of subscription rights to shares shall return the rights to the Company, limitation on exercise of subscription rights to shares and other matters shall be stipulated in the agreement for allotment of subscription rights to shares.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in common stock prescribed in (1) above from the limit for an increase in common stock in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following (1) to (9) in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued
The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.
(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. above after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 4. above, taking into account conditions of the Organizational Restructuring, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5. above.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7. above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6. above.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8. above.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 12

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Inc. Details of Stock-linked Compensation Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Osaka Stock Exchange on July 19, 2013 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 11 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 18, 2013)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 20, 2013 to July 19, 2043.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company
He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.
(3)	Notwithstanding (1) or (2) above, if the following day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 19, 2042, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 20, 2042 to July 19, 2043.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary

(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares
The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.
(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 19, 2013

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281-1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 13

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #5

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #5

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 19, 2043.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 19, 2042, he/she may exercise his/her subscription rights to shares during the period from July 20, 2042 to July 19, 2043.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 14

D.A.Consortium Inc.

Details of Subscription Rights to Shares #6

1.	Details of Subscription Rights to Shares
(1)	Types and number of shares to be issued upon exercise of subscription rights to shares

The number of shares to be issued per exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100 common stocks of D.A.Consortium Inc. (hereinafter referred to as the “Company”).

The number of shares to be granted shall be adjusted if the Company conducts a stock split (including distributing shares of its common stock free of charge; hereinafter the same shall apply) or stock consolidation after the allotment date of the subscription rights to shares, according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split (or stock consolidation) ratio

Furthermore, in the event that the Company carries out a merger, company split, reduction of common stocks or the like that makes it necessary to adjust the number of shares granted after the allotment date of the subscription rights to shares, the number of shares to be granted shall be adjusted within a reasonable extent.

(2)	Amount or method of calculation of assets to be invested when exercising subscription rights to shares

The assets to be invested when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The exercise price shall be 399 yen.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock after the allotment date of the subscription rights to shares, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split (or stock consolidation) ratio

In the event that the Company issues shares or disposes of its treasury stocks at below market values after the allotment date (except in the case of issuance of shares by exercise of this subscription rights to shares or disposal of its treasury stocks, and transfer of shares of the Company by stock exchange), the exercise price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares to be issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Number of shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of shares of treasury stock owned by the Company from the total number of shares of shares of outstanding common stock. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed.”

Furthermore, in addition to the foregoing, in the event that the Company carries out a merger, company split, or the like that makes it necessary to adjust the number of shares granted after the allotment date, the number of shares to be granted shall be adjusted within a reasonable extent.

(3)	Exercise period for subscription rights to shares

The period during which subscription rights to shares may be exercised (hereinafter referred to as “Exercise Period”) shall be from July 1, 2018 to June 30, 2021.

(4)	Matters concerning increases in common stock and additional paid-in capital
(I)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(II)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in capital prescribed in (I) above from the limit for an increase in capital in (I) above.
(5)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

(6)	Conditions for exercising subscription rights to shares
(I)	Holders of subscription rights to shares may exercise their rights when the operating profit (on consolidated profit and loss statements included in securities reports of the Company (non-consolidated profit and loss statements if there are no consolidated ones) exceeds 3.5 billion yen as of the end of the fiscal year ending March 2018. If there is any change that should be made to the concept of operating profit due to changes in the accounting standards applied to the Company’s financial statements, the Company may determine another indicator to be referred to, to a reasonable extent, at the Board of Directors of the Company.
(II)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or affiliated companies at the time of exercising the subscription right to shares. However, this shall not apply if he/she retires due to completion of the term, reaching the retirement age, on account of the Company’s expediency, or other reasons deemed valid by the Board of Directors of the Company.

(III)	If a holder of the subscription rights to shares dies during the period in 1-(3) above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(IV)	If the total number of issued shares would exceed the number of then-authorized shares by the exercise of subscription rights to shares at the time of exercise thereof, said subscription rights to shares cannot be exercised at that time.
(V)	Fraction less than one (1) unit of subscription right to shares shall be unexercisable.

2.	Allotment date of subscription rights to shares

July 18, 2014

3.	Provisions for the acquisition of subscription rights to shares
(1)	If the general meeting of shareholders of the Company approves (if the approval of the general meeting of shareholders is not required, the resolution of the Board of Directors) a merger agreement under which the Company will become a non-surviving company, a spin-off agreement or plan based on which the Company will become a spin-off company, a share exchange agreement or share transfer plan based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge with the advent of the date specified separately.
(2)	If a holder of subscription rights to shares become unable to exercise the rights before exercising the rights pursuant to the provisions of 3-(6) above, the Company may acquire the subscription rights to shares free of charge.

4.	Handling of subscription rights to shares after organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split, or a share exchange or share transfer (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue on the effective date of the Organizational Restructuring subscription rights to shares of the stock company specified under Article 236 (1) (viii) (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares for each of the cases in accordance with the following provisions. However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following provisions in the event of the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 1.-(1) above after considering the conditions of the organizational restructuring.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 1.-(2) above, taking into account conditions of the Organizational Restructuring and other factors, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in 4.-(3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 1.-(3) above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 1.-(3) above.

(6)	Matters concerning increases in capital and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 1.-(4) above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Other conditions for exercising subscription rights to shares

To be determined in accordance with 1.-(6) above.

(9)	Reasons and conditions for the acquisition of subscription rights to shares

To be determined in accordance with 3. above.

(10)	Other conditions shall be determined in accordance with the provisions of the Restructured Company.

5.	Matters concerning certificates of subscription rights to shares for the subscription rights to shares

The Company shall not issue certificates of subscription rights to shares for the subscription rights to shares.

Exhibit 15

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #2

1.	Details of Subscription Rights to Shares
(1)	Types and number of shares to be issued upon exercise of subscription rights to shares

The number of shares to be issued per exercise of subscription rights to shares (hereinafter “the number of shares to be granted”) shall be 100 common stocks of D.A.Consortium Holdings Inc. (hereinafter referred to as the “Company”).

The number of shares to be granted shall be adjusted if the Company conducts a stock split (including distributing shares of its common stock free of charge; hereinafter the same shall apply) or stock consolidation after the allotment date of the subscription rights to shares, according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split (or stock consolidation) ratio

Furthermore, in the event that the Company carries out a merger, company split, reduction of common stocks or the like that makes it necessary to adjust the number of shares granted after the allotment date of the subscription rights to shares, the number of shares to be granted shall be adjusted within a reasonable extent.

(2)	Amount or method of calculation of assets to be invested when exercising subscription rights to shares

The assets to be invested when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for the exercise of the respective subscription right per share (hereinafter referred to as “Exercise Price”) by the number of shares granted.

The exercise price shall be 399 yen.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock after the allotment date of the subscription rights to shares, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	1
Stock split (or stock consolidation) ratio

In the event that the Company issues shares or disposes of its treasury stocks at below market values after the allotment date (except in the case of issuance of shares by exercise of this subscription rights to shares or disposal of its treasury stocks, and transfer of shares of the Company by stock exchange), the exercise price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Shares to be issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Number of shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of shares of treasury stock owned by the Company from the total number of shares of shares of outstanding common stock. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed.”

Furthermore, in addition to the foregoing, in the event that the Company carries out a merger, company split, or the like that makes it necessary to adjust the number of shares granted after the allotment date, the number of shares to be granted shall be adjusted within a reasonable extent.

(3)	Exercise period for subscription rights to shares

The period during which subscription rights to shares may be exercised (hereinafter referred to as “Exercise Period”) shall be from July 1, 2018 to June 30, 2021.

(4)	Matters concerning increases in common stock and additional paid-in capital
(I)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(II)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in capital prescribed in (I) above from the limit for an increase in capital in (I) above.
(5)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

(6)	Conditions for exercising subscription rights to shares
(I)	Holders of subscription rights to shares may exercise their rights when the operating profit (on consolidated profit and loss statements included in securities reports of the Company (non-consolidated profit and loss statements if there are no consolidated ones) exceeds 3.5 billion yen as of the end of the fiscal year ending March 2018. If there is any change that should be made to the concept of operating profit due to changes in the accounting standards applied to the Company’s financial statements, the Company may determine another indicator to be referred to, to a reasonable extent, at the Board of Directors of the Company.
(II)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or affiliated companies at the time of exercising the subscription right to shares. However, this shall not apply if he/she retires due to completion of the term, reaching the retirement age, on account of the Company’s expediency, or other reasons deemed valid by the Board of Directors of the Company.
(III)	If a holder of the subscription rights to shares dies during the period in 1.-(3) above, the inheritor may succeed the right and exercise it. However, the subscription rights to shares that the inheritor may exercise shall be limited to those that were valid at the time of death of the original holder of subscription rights to shares.
(IV)	If the total number of issued shares would exceed the number of then-authorized shares by the exercise of subscription rights to shares at the time of exercise thereof, said subscription rights to shares cannot be exercised at that time.

(V)	Fraction less than one (1) unit of subscription right to shares shall be unexercisable.

2.	Allotment date of subscription rights to shares

October 3, 2016

3.	Provisions for the acquisition of subscription rights to shares
(1)	If the general meeting of shareholders of the Company approves (if the approval of the general meeting of shareholders is not required, the resolution of the Board of Directors) a merger agreement under which the Company will become a non-surviving company, a spin-off agreement or plan based on which the Company will become a spin-off company, a share exchange agreement or share transfer plan based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge with the advent of the date specified separately.
(2)	If a holder of subscription rights to shares become unable to exercise the rights before exercising the rights pursuant to the provisions of 1.-(6) above, the Company may acquire the subscription rights to shares free of charge.

4.	Handling of subscription rights to shares after organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split, or a share exchange or share transfer (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue on the effective date of the Organizational Restructuring subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares for each of the cases in accordance with the following provisions. However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company are stipulated in accordance with the following provisions in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 1.-(1) above after considering the conditions of the organizational restructuring.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring determined as 1.-(2) above, taking into account conditions of the Organizational Restructuring and other factors, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in 4.-(3) above.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 1.-(3) above and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 1.-(3) above.

(6)	Matters concerning increases in capital and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 1.-(4) above.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Other conditions for exercising subscription rights to shares

To be determined in accordance with 1.-(6) above.

(9)	Reasons and conditions for the acquisition of subscription rights to shares

To be determined in accordance with 3. above.

(10)	Other conditions shall be determined in accordance with the provisions of the Restructured Company.

5.	Matters concerning certificates of subscription rights to shares for the subscription rights to shares

The Company shall not issue certificates of subscription rights to shares for the subscription rights to shares.

6.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 16

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #6

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #6

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (rounded up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on July 18, 2014 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 13 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 17, 2014)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 19, 2014 to July 18, 2044.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 18, 2043, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 19, 2043 to July 18, 2044.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 18, 2014

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15 by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 17

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #6

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #6

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 18, 2044.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 18, 2043, he/she may exercise his/her subscription rights to shares during the period from July 19, 2043 to July 18, 2044.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 18

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #7

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #7

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (round up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on July 17, 2015 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 14 years and 1 month (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to July 16, 2015)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From July 18, 2015 to July 17, 2045.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if the following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by July 17, 2044, the holder of subscription rights to shares may exercise subscription rights to shares during the period from July 18, 2044 to July 17, 2045.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with (2) after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

July 17, 2015

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 19

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #7

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #7

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to July 17, 2045.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by July 17, 2044, he/she may exercise his/her subscription rights to shares during the period from July 18, 2044 to July 17, 2045.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 20

D.A.Consortium Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #8

1.	Name of subscription rights to shares

D.A.Consortium Inc. Stock-linked Compensation Subscription Rights to Shares #8

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be shares of the common stock of D.A.Consortium Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of each subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

4.	Method of calculation for amount to be paid for subscription rights to shares

The amount to be paid for each subscription right to shares shall be the amount obtained by multiplying the option price per share by the number of shares to be granted, where the option price is calculated using the following formula and using the basic parameters (2) to (7) below (round up to the nearest one (1) yen).

In this formula,

(1)	(C) = option price per share

(2)	(S) = share price: the closing price for ordinary transactions of the Company’s common stock on the Tokyo Stock Exchange on April 15, 2016 (or the base price on the following trading day if there is no closing price on that date)

(3)	(X) = Exercise price: 1 yen

(4)	(t) = Expected life: 15 years

(5)	(s) = Volatility: 14 years and 9 months (calculated based on the closing price for ordinary transactions of the Company’s common stock of each trading day from July 5, 2001 to April 14, 2016)

(6)	(r) = risk-free interest rate (the interest rate on Japanese government bonds for the remaining years corresponding to the expected life)

(7)	(l) = dividend yield: total dividend amount for the last fiscal year divided by the share price determined by (2) above

(8)	(N(•)) = cumulative distribution function of the standard normal distribution

The amount calculated in accordance with the above formula is the fair value of the subscription rights to shares. It does not fall under the issue of subscription rights to shares with specially favorable terms. Eligible persons’ right to claim this compensation shall be offset with the obligation to pay the amount to be paid for subscription rights to shares.

5.	Exercise period for subscription rights to shares

From April 16, 2016 to April 15, 2046.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company.

(2)	When a holder of subscription rights to shares is an executive director of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of the Company.

(3)	Notwithstanding (1) and (2) above, if following day of the day of loss of position as director or as employee of the Company, whichever is earlier does not arrive by April 15, 2045, the holder of subscription rights to shares may exercise subscription rights to shares during the period from April 16, 2045 to April 15, 2046.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange agreement or share transfer plan in which the Company is to become a wholly owned subsidiary (or an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

April 15, 2016

13.	How to request exercise of subscription rights to shares and make payment
(1)	When exercising subscription rights to shares, a holder of subscription rights to shares shall provide the necessary information on an “Exercise Request Form for Subscription Rights to Shares,” the Company specified format, print his or her name, and seal or sign it. He/she shall submit the request form to the department in charge of receiving Exercise Request Forms for Subscription Rights to Shares specified in 14.
(2)	Along with the Exercise Request Form for Subscription Rights to Shares in (1) above, the holder of subscription rights to shares shall make payment in cash for the total amount that is obtained by multiplying the amount of assets to be invested when exercising subscription rights to shares by the number of subscription rights to shares to the account specified by the Company specified in 15. by the time and date specified by the Company pursuant to the provisions of Article 281, Paragraph 1 of the Companies Act.

14.	Exercise Request Desk for subscription rights to shares.

Human Resources and General Affairs Department of the Company (or a department in charge of the matter then)

15.	Party in charge of handling the payment of money to be invested when exercising subscription rights to shares

Ebisu Branch of Mitsubishi Tokyo UFJ Bank (or an inheritor bank of the said bank or an inheritor branch of the said branch then)

16.	Procedures after exercising subscription rights to shares

The Company, promptly after completion of the procedures of exercising subscription rights to shares, shall perform the procedures necessary for registration or record of the shares that holders of subscription rights to shares are to acquire by exercising their rights to their accounts that the holders opened in the bank specified by the Company.

17.	Replacing provisions of the document and handling procedures associated with other treatments

If replacing any provisions of this document and other treatments are necessary, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares, the Company may make amendments to the Details by ways that the Company considers appropriate. Such amendments shall be treated as part of the Details.

18.	Public notification of the Details

The Company shall retain certified copies of the Details in its head office and submit them for holders’ of subscription rights to shares inspection.

19.	Others

The following matters shall be delegated to decisions of the President of the Company: details of issuance and allotment of the subscription rights to shares and clerical work necessary for issuance of the subscription rights to shares including execution of various procedures required for issuance of the subscription rights to shares.

Exhibit 21

D.A.Consortium Holdings Inc.

Details of Stock-linked Compensation Subscription Rights to Shares #8

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Stock-linked Compensation Subscription Rights to Shares #8

2.	Types and number of shares to be issued upon exercise of subscription rights to shares

The type of shares to be issued upon exercise of subscription rights to shares shall be the common stock of D.A.Consortium Holdings Inc. (hereinafter the “Company”), and the number of shares to be issued upon exercise of subscription right to shares (hereinafter “the number of shares to be granted”) shall be 100.

In the event that the Company conducts a stock split of its common stock (including distributing shares of its common stock free of charge, and so on hereinafter with regard to references to stock splits), or consolidates its common stock after the allotment date of the subscription rights to shares as stated in 12. below (hereinafter the “Allotment Date”), the number of shares to be granted shall be adjusted according to the following method of calculation. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

The post-adjustment number of shares granted shall be applied, in the case of a stock split, after the day following the record date of the stock split (if a record date is not determined, the effective date), or in the case of a stock consolidation, after the effective date of the said stock consolidation. However, when a stock split is made under the condition that an agenda item to increase the capital or the reserve by reducing the surplus shall be approved at the Company’s General Meeting of Shareholders, and if a date prior to the closing of the said General Meeting of Shareholders is set as the record date for the stock split, the post-adjustment number of shares granted shall become applicable on the day following the closing date of the said General Meeting of Shareholders.

Furthermore, in the event that the Company carries out a merger, company split, share exchange or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing after the allotment date, the Company may make adjustments to the number of shares granted that is approved as necessary by the Board of Directors of the Company.

3.	Requirement for payment of money in exchange for the subscription rights to shares

No payment of any money in exchange for the subscription rights to shares is required.

4.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be invested when exercising each subscription right to shares shall be the exercise price for each share that can be granted by the exercise of the respective subscription right, which shall be one (1) yen, multiplied by the number of shares granted.

5.	Exercise period for subscription rights to shares

From October 3, 2016 to April 15, 2046.

6.	Conditions for exercising subscription rights to shares
(1)	When a holder of subscription rights to shares is a director of the Company or a subsidiary of the Company

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as director of the Company or a subsidiary of the Company.

(2)	When a holder of subscription rights to shares is an executive director of D.A.Consortium Inc.

He/she may exercise subscription rights to shares within 10 days from the following day of the date (the next business day if the 10th day is a holiday) he/she loses his/her position as employee of D.A.Consortium Inc.

(3)	Notwithstanding (1) and (2) above, if the holder of subscription rights to shares does not fulfill condition (1) or (2) above by April 15, 2045, he/she may exercise his/her subscription rights to shares during the period from April 16, 2045 to April 15, 2046.
(4)	Notwithstanding (1) and (2) above, in cases where the General Meeting of Shareholders has approved by resolution either an agenda item for a merger agreement in which the Company is to be dissolved, or an agreement for a share exchange or share transfer plan in which the Company is to become a wholly owned subsidiary (or in cases where a resolution of the General Meeting of Shareholders is not necessary, an executive officer is determined by the Board of Directors of the Company pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act), a holder of subscription rights to shares may exercise subscription rights to shares 30 days from the day following the date of the approval; provided, however, that this excludes the case where a holder of subscription rights to shares is to be allotted subscription rights to shares of a restructured company pursuant to the matters concerning grant of subscription rights to shares associated with organization restructuring that are stipulated in 10. of the issuance.
(5)	Notwithstanding (1) and (2) above, in cases where a holder of subscription rights to shares dies, his or her inheritor may exercise the rights within one (1) year from the date of the holder’s death.

7.	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares
(1)	In the event that shares are issued due to the exercise of subscription rights to shares, the amount of capital shall increase by half the limit for an increase in capital calculated in accordance with Article 17, Paragraph 1 of the Japanese generally accepted accounting principles. Any amount less than one (1) yen arising shall be rounded up to the nearest yen.
(2)	In the event that shares are issued due to the exercise of subscription rights to shares, additional paid-in capital shall increase by the amount remaining after deducting the increase in the capital prescribed in (1) above from the limit for an increase in capital in (1) above.

8.	Provisions for the acquisition of subscription rights to shares

If agenda items regarding (1), (2), (3), (4) or (5) below are approved at a General Meeting of Shareholders (or an executive director is determined by the Board of Directors of the Company or pursuant to the provisions of Article 416, Paragraph 4 of the Companies Act if no resolution at a General Meeting of Shareholders is needed), the Company may acquire subscription rights to shares free of charge on the day specified by the Board of Directors of the Company.

(1)	Agenda item for approval of a merger agreement where the Company will be dissolved in a merger
(2)	Agenda item for approval of a company spin-off agreement or plan where the Company will become a spin-off company
(3)	Agenda item for approval of a share exchange agreement or stock transfer plan where the Company will become a wholly owned subsidiary
(4)	Concerning the contents of all shares issued by the Company, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of all of the Company’s shares by transfer
(5)	Concerning the content of the type of shares to be issued upon exercise of subscription rights to shares, an agenda item for approval of amendments to the Articles of Incorporation of the Company to establish provisions that require approval of the Company for acquisition of the types of shares by transfer or that the Company may acquire all of the type of shares upon a resolution of a General Meeting of Shareholders.

9.	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Company’s Board of Directors.

10.	Matters concerning issuance of subscription rights to shares of a company subject to organizational restructuring

In cases where the Company conducts a merger (only where the Company is dissolved in the merger), an absorption-type company split or incorporation-type company split (only where the Company is the splitting company), or a share exchange or share transfer (only where the Company becomes a wholly owned subsidiary) (the above collectively hereinafter “Organizational Restructuring”), the Company shall issue subscription rights to shares of the stock company specified under Article 236, Paragraph 1, Item 8 (a)–(e) of the Companies Act (hereinafter “the Restructured Company”) to holders of subscription rights to shares who hold remaining subscription rights to shares (hereinafter “Remaining Subscription Rights to Shares”) immediately before the effective date of the Organizational Restructuring in each case (in the case of an absorption-type merger, the effective date of the absorption-type merger; in the case of an incorporation-type merger, the establishment date of the company newly incorporated through the merger; in the case of an absorption-type company split, the effective date of that absorption-type company split; in the case of an incorporation-type company split, the establishment date of the company newly incorporated through the company split; in the case of a share exchange, the effective date of the share exchange; and in the case of a share transfer, the establishment date of the wholly owning parent company established through the share transfer, and so on hereinafter). However, the rights may be issued only if provisions for issuing subscription rights to shares of the Restructured Company in accordance with the following conditions are included in the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(1)	Number of subscription rights to shares of the Restructured Company to be issued

The numbers of rights issued shall be the same as the numbers of remaining subscription rights to shares held by the respective holders of subscription rights to shares.

(2)	Type of the Restructured Company’s shares subject to the subscription rights to shares

Shares of the restructured company’s common stock

(3)	Number of the Restructured Company’s shares subject to the subscription rights to shares

To be determined in accordance with 2. after considering the conditions of the organizational restructuring and other factors.

(4)	Amount of assets to be invested when exercising subscription rights to shares

The value of the assets to be invested upon exercise of the issued subscription rights to shares shall be the amount obtained by multiplying the exercise price after restructuring, determined as follows, by the number of the Restructured Company’s shares subject to the subscription rights to shares, as determined in (3) above. The exercise price after the restructuring shall be one (1) yen for each share of the Restructured Company that can be issued through exercise of each issued subscription right to shares.

(5)	Exercise period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 5. and the effective date of the Organizational Restructuring, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 5.

(6)	Matters concerning increases in common stock and additional paid-in capital if shares are issued due to the exercise of subscription rights to shares

To be determined in accordance with 7.

(7)	Restrictions on the acquisition of subscription rights to shares due to transfer

Regarding the acquisition of subscription rights to shares due to transfers, approval is required by a resolution of the Board of Directors of the Restructured Company.

(8)	Conditions for exercising subscription rights to shares

To be determined in accordance with 6.

(9)	Provisions for the acquisition of subscription rights to shares

To be determined in accordance with 8.

11.	Treatment of fractions of less than one (1) share arising upon exercise of the subscription rights to shares

Fractions of less than one (1) share within the shares issued to holders of subscription rights to shares upon exercise of the subscription rights to shares are to be discarded.

12.	Allotment date of subscription rights to shares

October 3, 2016

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 22

IREP Co., Ltd.

Details of Subscription Rights to Shares #2

1.	Name of subscription rights to shares

IREP Co., Ltd. Subscription rights to shares #2

2.	Type and number of shares to be issued upon exercise of subscription rights to shares

Number of shares to be issued per subscription right to shares 5,000 shares

If the Company conducts a stock split or stock consolidation, the number of shares to be issued shall be adjusted in accordance with the following formula. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split, or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing, the number of shares to be granted shall be adjusted within a reasonable extent.

3.	Issue price of each subscription right to shares

Subscription right to shares shall be issued free of charge.

4.	Issuance date of subscription rights to shares

November 1, 2005 (Tuesday)

5.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be paid when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for per share that is issued or transferred due to the exercise of the respective subscription right (hereinafter referred to as “Exercise Price”) by the number of shares granted per subscription right.

The exercise price shall be 50 yen.

If any of the following events occur after the issuance date of subscription rights to shares, the Exercise Price shall be adjusted.

(1)	In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted amount to be paid	=	Pre-adjusted amount to be paid	×	1
Stock split or stock consolidation ratio
(2)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (pre-adjustment Exercise Price at that time shall be deemed as market value before the common stock of the Company is listed to a stock exchange) (except in the case of exercise of subscription rights to shares), the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of calculation shall be rounded up to one yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of treasury stock owned by the Company from the total number of shares outstanding. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(3)	In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split or the like that makes it necessary to adjust the exercise price, the exercise price shall be adjusted within a reasonable extent.

6.	Exercising period for subscription rights to shares

From September 30, 2007 to September 20, 2017.

7.	Other conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company at the time of exercising the subscription right to shares. However, this provision shall not apply if the Board of Directors of the Company deems that there is any valid reason for exercising the subscription rights to shares after he/she retires or resigns his/her position.
(2)	If a holder of subscription rights to shares is deceased, the subscription rights to shares shall not be exercised by the inheritor of the deceased holder of the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company specially approved otherwise.
(3)	A holder of subscription rights to shares may exercise part or all of the allotted subscription rights to shares. However, any fraction of less than one (1) unit of subscription right to shares shall be unexercisable.
(4)	Other conditions shall be stipulated in the agreement for the subscription rights to shares concluded between the Company and holders of subscription rights to shares.

8.	Reasons and conditions for cancellation of subscription rights to shares
(1)	If a holder of subscription rights to shares does not fulfill the conditions stipulated in 7 above, the Company may cancel the subscription rights to shares free of charge.
(2)	If the general meeting of shareholders of the Company approves a merger agreement under which the Company will become a non-surviving company, a share exchange agreement or an agenda item for a stock transfer based upon which the Company will become a wholly owned subsidiary, the Company may cancel all of the subscription rights to shares free of charge.

9.	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the Company.

10.	Certificate of subscription rights to shares

Certificates of subscription rights to shares shall be issued only when holders of the subscription rights to shares request it.

11.	Amount of issue price of new shares that is not capitalized when the new shares are issued due to exercise of subscription rights to shares

The amount obtained by subtracting the amount to be capitalized from the issue price of new shares. The amount to be capitalized shall be obtained by multiplying the issue price by 0.5, and any amount less than one (1) yen shall be rounded up.

12.	First dividend or interim dividend for new shares when the new shares are issued due to exercise of subscription rights to shares

If subscription rights to shares are exercised during the period from October 1 to March 31 of the following year, the divided is paid, deeming the shares are issued on October 1. If subscription rights to shares are exercised during the period from April 1 to September 30 of the following year, the dividend is paid, deeming the shares are issued on April 1.

13.	When a wholly-owing parent company succeeds the obligation to grant subscription rights to shares

If a share exchange or share transfer under which the Company will become a wholly owned subsidiary is conducted, the Company’s obligations relating to the subscription rights to shares shall be passed on to the wholly-owing parent company on the date of share exchange or share transfer. However, this shall be applied only when provisions in accordance with the following policies are determined at an agreement for the share exchange, or a general meeting of shareholders for share transfer.

(1)	Type of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

Common stock of the wholly-owing parent company

(2)	Numbers of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

It shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) share arising out of the adjustment shall be discarded.

(3)	Amount to be paid per exercise of subscription right to shares

The amount obtained by multiplying the exercise price by the number of shares to be issued per subscription rights to shares

The exercise price shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) yen arising out of the adjustment shall be discarded.

(4)	Exercising period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 6. above and the date of share exchange or share transfer, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 6. above.

(5)	Other conditions for exercising subscription rights to shares, and reason and condition for cancelation of subscription rights to shares

To be determined in accordance with 7. and 8. above.

(6)	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the wholly-owning parent company.

14.	Bank in charge of handling the payment of money to be invested when exercising subscription rights to shares

Shinjuku-Chuo Branch of Bank of Tokyo-Mitsubishi UFJ

15.	All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Exhibit 23

D.A.Consortium Holdings Inc.

Details of Subscription Rights to Shares #3

1.	Name of subscription rights to shares

D.A.Consortium Holdings Inc. Subscription Rights to Shares #3

2.	Type and number of shares to be issued upon exercise of subscription rights to shares

Number of shares to be issued per subscription right to shares       4,150 shares

If the Company conducts a stock split or stock consolidation, the number of shares to be issued shall be adjusted in accordance with the following formula. Provided, however, that such adjustment shall be made to the number of shares subject to the subscription rights to shares when subscription rights to shares have not been exercised as of the allotment date and that any fractions of less than one (1) share arising out of the above adjustments shall be discarded.

Post-adjustment number of shares granted =

Pre-adjustment number of shares granted × stock split or stock consolidation ratio

In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split, or the like that makes it necessary to adjust the number of shares granted in addition to the foregoing, the number of shares to be granted shall be adjusted within a reasonable extent.

3.	Issue price of each subscription right to shares

Subscription right to shares shall be issued free of charge.

4.	Issuance date of subscription rights to shares

October 3, 2016

5.	Amount of assets to be invested when exercising subscription rights to shares

The amount to be paid when exercising each subscription right to shares shall be the amount obtained by multiplying the amount to be paid for per share that is issued or transferred due to the exercise of the respective subscription right (hereinafter referred to as “Exercise Price”) by the number of shares granted per subscription right.

The exercise price shall be 60 yen.

If any of the following events occur after the issuance date of subscription rights to shares, the Exercise Price shall be adjusted.

In the event that the Company conducts a stock split of its common stock or consolidates its common stock, the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of the calculation shall be rounded up to one (1) yen.

Post-adjusted amount to be paid	=	Pre-adjusted amount to be paid	×	1
Stock split or stock consolidation ratio

(2)	In the event that the Company issues shares or disposes of its treasury stocks at below market values (pre-adjustment Exercise Price at that time shall be deemed as market value before the common stock of the Company is listed to a stock exchange) (except in the case of exercise of subscription rights to shares), the Exercise Price shall be adjusted in accordance with the following formula. Any fractions of one (1) yen arising as a result of calculation shall be rounded up to one (1) yen.

Post-adjusted exercise price	=	Pre-adjusted exercise price	×	Number of outstanding shares	+	Number of shares issued	×	Amount to be paid per share
Market price per share before the issuance of stocks
Number of outstanding shares + Shares to be issued

“Number of outstanding shares” in the above formula denotes the number obtained by subtracting the number of treasury stock owned by the Company from the total number of shares outstanding. In the event of disposal of treasury stock, “Number of shares to be issued” shall be replaced with “Number of treasury shares to be disposed” and “Amount to be paid per share” with “Disposal price per share.”

(3)	In the event that the Company carries out a merger or incorporation merger and the subscription rights to shares are to be succeeded, or the Company undergoes an incorporation-type company split or absorption-type company split or the like that makes it necessary to adjust the exercise price, the exercise price shall be adjusted within a reasonable extent.

6.	Exercising period for subscription rights to shares

From October 3, 2016 to September 20, 2017.

7.	Other conditions for exercising subscription rights to shares
(1)	A holder of subscription rights to shares shall be a director, auditor or employee of the Company or a subsidiary of the Company at the time of exercising the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company deems that there is any valid reason for exercising the subscription rights to shares after he/she retires or resigns his/her position.
(2)	If a holder of subscription rights to shares is deceased, the subscription rights to shares shall not be exercised by the inheritor of the deceased holder of the subscription rights to shares. However, this provision shall not apply if the Board of Directors of the Company specially approved otherwise.
(3)	A holder of subscription rights to shares may exercise part or all of the allotted subscription rights to shares. However, any fraction of less than one (1) unit of subscription right to shares shall be unexercisable.
(4)	Other conditions shall be stipulated in the agreement for the subscription rights to shares concluded between the Company and holders of subscription rights to shares.

8.	Provisions for the acquisition of subscription rights to shares
(1)	If a holder of subscription rights to shares does not fulfill the conditions stipulated in 7. above, the Company may acquire the subscription rights to shares free of charge.
(2)	If a general meeting of shareholders of the Company approves a merger agreement under which the Company will become a non-surviving company, a share exchange agreement or an agenda item for a stock transfer based upon which the Company will become a wholly owned subsidiary, the Company may acquire all of the subscription rights to shares free of charge.

9.	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the Company.

10.	Amount of issue price of new shares that is not capitalized when the new shares are issued due to exercise of subscription rights to shares

The amount obtained by subtracting the amount to be capitalized from the issue price of new shares. The amount to be capitalized shall be obtained by multiplying the issue price by 0.5, and any amount less than one (1) yen shall be rounded up.

11.	First distribution of surplus for new shares when the new shares are issued due to exercise of subscription rights to shares

If subscription rights to shares are exercised during the period from October 1 to March 31 of the following year, the divided is paid, deeming the shares are issued on October 1. If subscription rights to shares are exercised during the period from April 1 to September 30 of the following year, the dividend is paid, deeming the shares are issued on April 1.

12.	When a wholly-owing parent company succeeds the obligation relating to the subscription rights to shares

If a share exchange or share transfer under which the Company will become a wholly owned subsidiary is conducted, the Company’s obligations relating to the subscription rights to shares shall be passed on to the wholly-owing parent company on the date of share exchange or share transfer. However, this shall be applied only when provisions in accordance with the following policies are determined at an agreement for the share exchange, or a general meeting of shareholders for share transfer.

(1)	Type of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

Common stock of the wholly-owing parent company

(2)	Numbers of shares of the wholly-owing parent company to be issued upon exercise of subscription rights to shares

It shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) share arising out of the adjustment shall be discarded.

(3)	Amount to be paid per exercise of subscription right to shares

The amount obtained by multiplying the exercise price by the number of shares to be issued per subscription right to shares The exercise price shall be adjusted based on the share exchange or transfer ratio. Any fractions of less than one (1) yen arising out of the adjustment shall be discarded.

(4)	Exercising period for subscription rights to shares

The exercise period shall be from whichever is the later of the starting date of the exercise period for subscription rights stipulated in 6. above and the date of share exchange or share transfer, and shall continue until the final day of the exercise period of the subscription rights to shares stipulated in 6. above.

(5)	Other conditions for exercising subscription rights to shares and provisions for acquisition of subscription rights to shares

To be determined in accordance with 7. and 8. above.

(6)	Restrictions on transfer of subscription rights to shares

Transfer of subscription rights to shares shall require the approval of the Board of Directors of the wholly-owning parent company.

13.	Others

All other matters concerning the subscription rights to shares shall be delegated to the President of the Company.

Internet Disclosure Accompanying Notice of the 19th

Ordinary General Meeting of Shareholders

Details of Financial statements related to the final business year of

IREP

(From October 1, 2015 to September 30, 2016)

D.A.Consortium Inc.

In accordance with laws and regulations and Article 17 of the Articles of Incorporation, the information on the Details of Financial statements related to the final business year of IREP is made available to shareholders on the Company’s website.

(Exhibit)

Business Report

From October 1, 2014 To September 30, 2015

1.	Status of the Corporate Group

(1)	Status of Operating Performance During the Fiscal Year Under Review

(I)	Progress of Business and Results

During the fiscal year under review, Japan’s economy saw steady growth in consumer spending, supported by solid improvements in employment and income, despite a negative reaction to a rush of demand before a consumption tax increase. In addition, corporate profitability rose to a record high with a strong upward momentum supported by proactive economic and monetary policies undertaken by the government and the Bank of Japan.

Japan’s advertising markets showed continued growth, marking 6,152.2 billion yen in total advertising expenditure for 2014, up 2.9% from a year earlier and an increase for three consecutive years. Of these, the Internet advertising market saw expenditure top 1 trillion yen with a record rise of 1,051.9 billion yen, or a 12.1% increase, from the year before; while, in the Internet advertising media market, expenditure marked 824.5 billion yen, or a 14.5% increase from a year earlier. In particular, the performance-based advertising market, in which the Company operates its core business, showed robust performance, marking 23.9% growth from a year earlier to 510.6 billion yen, supported by a trend toward the optimization of advertising posting methods through widely adopted changes in posting locations and bidding unit prices, while the conventional, non-performance-based display advertising market shifted to a performance-based advertising market. (Data on advertising expenditures are sourced from Advertising Expenditures in Japan for 2014 by Dentsu Inc.) Under such circumstances, the Group has focused on enhancing its competitive advantages under the slogan: “Aim to become absolutely the number one agency in performance-based advertising.”

In the advertising agent business, sales increased, centering on services to advertisers operating nationwide(*), supported by the Company’s competitive advantages in search advertising, a representative method used in the performance-based advertising market; to further expand business, the Company has strengthened system development to enable currently planned major enhancements to versions of “Marketia®,” an in-house developed platform, and increased investments for items such as establishing a performance-based advertising operation center in Kochi.

Regarding business development in new growth segments, the Company focused on increasing sales from performance-based display advertising, advertising on smart devices, and video advertising using a variety of advertising distribution technologies. In particular, the Company has strengthened its proposal and performance capabilities through collaborative activities with Hakuhodo DY Group. As a result, transactions with advertisers operating nationwide marked solid growth year on year. Sales also rose steadily from the previous year, despite continued adverse impacts of withdrawals by some major clients in the third quarter of the previous year. Furthermore, the Company overhauled unit prices in some contracts by continuing to reinforce profitability management for each transaction. Consequently, the earnings ratio improved from the same period of the previous year. In addition, the Company is working on successive upgrades of versions of Marketia®, its automated platform for advertising operations, and accelerating advertising operations, integrating advertising monitoring, and strengthening analytical capabilities to achieve further growth of profitability.

In the advertising peripheral solution business, sales remained weak, despite orders received from large clients for search engine optimization (SEO) services, the Company’s core service offering, as well as inquiries about new services including content marketing.

As a result, net sales rose 8.2% year on year to 58,023 million yen on a consolidated basis for the fiscal year under review. Gross profit on sales increased 7.2% year on year to 5,444 million yen, due mainly to the assurance of stable earnings through better conditions for transactions with major media companies and strategic initiatives targeted at large clients. While addressing factors that push up costs, due to the increasing number of consolidated subsidiaries, as well as promoting investments on office expansion as business grows, the Company promoted the streamlining of operations by employing external resources, installing systems, and deploying the operation center. As a result, sales and administrative expenses posted only a small increase. Consequently, operating income rose 39.3% year on year to 714 million yen, while ordinary income increased 44.8% year on year to 737 million yen and net income rose 1.5% year on year to 319 million yen.

Because the Group consists of only one business segment—digital marketing—the description of operating performance by segment is omitted.

(*) The standard is the top 500 companies in Japan in terms of advertising expenditures.

(II)	Capital Investment

Capital investment during the fiscal year under review totaled 148 million yen, which was mainly used to upgrade the system for measuring the effectiveness of advertising and make software purchases of 69 million yen.

There were no retirements or sales of important equipment during the fiscal year under review.

(III)	Fund Procurement

The Company procured 1 billion yen in short-term loans payable and 9 million yen in long-term loans payable from financial institutions during the fiscal year under review.

(IV)	Transfer of Business, Absorption-type Company Split or Incorporation-type Company Split

Not applicable.

(V)	Takeover of Other Companies’ Business

Not applicable.

(VI)	Assumption of Rights and Obligations Relating to Businesses of Other Corporations, etc. through Absorption-type Merger or Absorption-type Company Split

Not applicable.

(VII)	Acquisition or Disposal of Stock or Other Equity Interests in Other Corporations, Subscription Rights to Shares, etc.

During the fiscal year under review, the Company established OPENCOAT PHILIPPINES, INC. as a wholly-owned consolidated subsidiary of the Company, while selling Modulo Inc., which excluded it from the scope of the application of the equity method.

(2)	Status of Assets, Profits, and Losses for the Last Three Fiscal Years

(I)	Status of Assets, Profits, and Losses of the Corporate Group

Item	15th Business Period (FY ended Sept. 2012)	16th Business Period (FY ended Sept. 2013)	17th Business Period (FY ended Sept. 2014)	18th Business Period (Current Fiscal Year) (FY ended Sept. 2015)
Net sales (Thousand yen)	37,761,896	47,390,449	53,615,044	58,023,623
Net income (Thousand yen)	579,794	584,846	314,496	319,162
Net income per share (Yen)	21.26	21.35	11.47	11.63
Total assets (Thousand yen)	9,429,959	11,638,886	12,501,179	14,820,023
Net assets (Thousand yen)	2,951,211	3,510,590	3,940,774	4,237,103
Net assets per share (Yen)	107.89	127.94	138.86	149.61

(II)	Status of Assets, Profits, and Losses of the Company

Item	15th Business Period (FY ended Sept. 2012)	16th Business Period (FY ended Sept. 2013)	17th Business Period (FY ended Sept. 2014)	18th Business Period (Fiscal Year Under Review) (FY ended Sept. 2015)
Net sales (Thousand yen)	34,960,334	44,396,069	49,180,460	56,573,911
Net income (Thousand yen)	516,120	533,320	293,150	306,939
Net income per share (Yen)	18.93	19.47	10.69	11.18
Total assets (Thousand yen)	9,283,217	11,326,299	11,946,826	14,339,832
Net assets (Thousand yen)	2,870,283	3,374,822	3,662,721	3,915,910
Net assets per share (Yen)	104.93	123.15	133.46	142.64

Notes:

1.	The Company implemented a 500-for-1 common stock split effective October 1, 2012. Net assets per share and net income per share are calculated under the assumption that the stock split was executed at the beginning of the 14th business period.

2.	The Company implemented a 2-for-1 common stock split effective October 1, 2013. Net assets per share and net income per share are calculated under the assumption that the stock split was executed at the beginning of the 15th business period.

(3)	Status of Significant Parent Company and Subsidiaries (As of September 30, 2015)

(I)	Parent Company

The Company’s parent company, D.A.Consortium Inc. directly held 15,823,000 shares (or 57.6% of the total voting rights) of the Company as of the end of the fiscal year under review.

(II)	Matters Concerning Transactions with the Parent Company

a.	Matters considered not to harm the interests of the Company in conducting transactions with the parent company

The Company basically undertakes transactions on appropriate terms and conditions equivalent to general terms and conditions; for transactions associated with Internet advertising, it conducts price negotiations by presenting price quotations that take into account market prices and cost of sales ratio, thus making fair and appropriate decisions based on reasonable judgments.

b.	Decisions of the Board of Directors on whether transactions with the parent company will not harm the interests of the Company and reasons

While Directors and Auditors from the parent company manage the Company, the Company makes management decisions through discussions at meetings of the Board of Directors after obtaining an adequate range of opinions.

Regarding business operations, while cognizant of the need for maintaining cooperative relations with the parent company, the Company prepares management policies and business plans unilaterally, and manages and performs business activities with the assurance of its independence as a listed company.

c.	Opinions of Outside Directors in case decisions of the Board of Directors differ

Not applicable.

(III)	Major Subsidiaries

Name	Capital stock		Voting Stock Ownership (%)	Main Business
Relevancy-Plus Inc.	100,000 (Thousand yen	)	100.0	Provision of listing advertisements, search engine optimization (SEO), and other peripheral services to advertising companies
Frontier Digital Marketing Co., Ltd.	10,000 (Thousand yen	)	100.0	Provision of services for listing advertisements and operation of network advertising tailored for overseas markets
Localio Co., Ltd.	25,000 (Thousand yen	)	100.0	Provision of services for listing advertisements and operation of network advertising tailored to small and medium-sized companies and local businesses
PT. DIGITAL MARKETING INDONESIA	3,026,400 (Thousand IDR	)	85.0	Provision of digital marketing consulting services in Indonesia
ACQUISIO JAPAN CO., LTD.	335,000 (Thousand yen	)	60.0	Development and provision of digital marketing administration and operation tools
IREP BEIJING CO., LTD.	50,000 (Thousand yen	)	100.0	Operation of digital marketing business in China
Nextfield Co., Ltd.	50,000 (Thousand yen	)	100.0	Provision of promotion planning services using smart device platforms and related marketing support
Open Coat Co., Ltd.	45,000 (Thousand yen	)	60.8	Provision of search engine optimization (SEO) services
MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION	3,937,560 (Thousand VDN	)	53.16	Advertising agency covering digital marketing fields in Vietnam
OPENCOAT PHILIPPINES, INC.	5,000 (Thousand PHP	)	60.7	Provision of services including the development of websites, etc.

Note:	The above voting rights ratios include portions the Company holds indirectly.

(4)	Issues to Deal With

Listed below are the major management issues facing the Group. Details of these issues are provided in the Medium Term Management Plan announced on November 14, 2013.

(I)	Changes in advertising business by strengthening performance-based display advertisement segments and other measures

(II)	Enhancing business portfolios by expanding solution segments

(III)	Reorganizing global business base

(IV)	Provision of value-added services to client companies through the evolution of Marketia®, and cost management

(V)	Strengthening human resources and organizational base underpinning sustainable growth

(VI)	Strategic promotion of alliances including M&As

(VII)	Forming financial backbone to underpin growth

(VIII)	Strengthening alliances with Hakuhodo DY Group and DAC Group companies

We would ask our shareholders for their continued support and encouragement.

(5)	Major Businesses (As of September 30, 2015)

Business lines	Major services
Digital marketing business	Advertising agency business, solution business, tool business, and others

(6)	Major Offices (As of September 30, 2015)

IREP Co., Ltd.

Head Office: Chiyoda-ku, Tokyo

Nagoya Sales Office: Naka-ku, Nagoya City

Osaka Sales Office: Kita-ku, Osaka City

Fukuoka Sales Office: Chuo-ku, Fukuoka City

Quality Management Center Kochi: Kochi City, Kochi

Relevancy-Plus Inc.	Head Office: Chiyoda-ku, Tokyo
Frontier Digital Marketing Co., Ltd.	Head Office: Chiyoda-ku, Tokyo
Localio Co., Ltd.	Head Office: Chiyoda-ku, Tokyo
PT.DIGITAL MARKETING INDONESIA	Head Office: Special Capitol Territory, Jakarta, Indonesia
ACQUISIO JAPAN CO., LTD.	Head Office: Chiyoda-ku, Tokyo
IREP BEIJING CO., LTD.	Head Office: Beijing City, China
Nextfield Co., Ltd.	Head Office: Chiyoda-ku, Tokyo
Open Coat Co., Ltd.	Head Office: Shinjuku-ku, Tokyo
MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION	Head Office: Hanoi City, Vietnam

(7)	Status of Employees (As of September 30, 2015)

(I)	Status of Employees of the Corporate Group

Number of employees	Increase or decrease from the end of the previous fiscal year
523 (7)	Increase of 72 (decrease of 22)

Notes:

1.	The number of employees represents full-time employees, and figures in parentheses represent the annual average number of part-time and temporary staff.

2.	The increase of 72 full-time employees from the end of the previous fiscal year was due mainly to the conversion of MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION into a consolidated subsidiary of the Company.

(II)	Status of Employees of the Company

Number of employees	Increase or decrease from the end of the previous fiscal year	Average age	Average service years
400 (-)	Increase of 27 (-)	31.5	2.9

Notes:

1.	The number of employees represents full-time employees, and figures in parentheses represent the annual average number of part-time and temporary staff.

2.	The increase of 27 full-time employees from the end of the previous fiscal year was due mainly to an increase in hiring in the middle of the fiscal year in conjunction with business expansion.

(8)	Major Creditors (As of September 30, 2015)

Creditor	Outstanding loans
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	600,000 thousand yen
Mizuho Bank, Ltd.	300,000 thousand yen
Sumitomo Mitsui Banking Corporation	100,000 thousand yen

Note:	To ensure the efficient procurement of working capital, the Company has current account overdraft agreements and commitment line agreements with three major creditors. The balance of unused lines of credit under these agreements at the end of the fiscal year under review is as follows.

Current account overdraft available credit line amount	2.5 billion yen
Balance of used credit lines	1 billion yen
Difference	1.5 billion yen

(9)	Other Material Matters Concerning the Current Status of the Corporate Group

Not applicable.

2.	Current Status of the Company

(1)	Status of the Company Stock (As of September 30, 2015)

(I)	Total Number of Shares Authorized to Be Issued:	100,000,000

(II)	Total Number of Shares Outstanding:	27,770,000
	(including treasury shares of 316,047 shares)

(III)	Number of Shareholders:	3,095

(IV)	Major Shareholders (Top 10):

Name of shareholder	Number of shares owned	Ratio of shareholding
D.A.Consortium Inc.	15,823,000	57.6%
Masayuki Takayama	3,140,000	11.4%
Hakuhodo DY Media Partners Inc.	2,175,000	7.9%
Toshi Ijuin	464,200	1.7%
The Master Trust Bank of Japan, Ltd. (Trust Account)	275,900	1.0%
Osamu Fujiwara	208,600	0.8%
SBI SECURITIES Co., Ltd.	107,000	0.4%
Kenji Aida	80,000	0.3%
Takeki Nichimoto	71,000	0.3%
Mayumi Yoshida	63,100	0.2%

Notes:

1.	The Company owns 316,047 treasury shares, which are excluded from the above list of major shareholders.

2.	Treasury shares are excluded from the calculations of ratios of shareholdings above.

(2)	Status of Subscription Rights to Shares, etc.

Status of subscription rights to shares granted as compensation for the performance of duties held by Directors of the Company (As of September 30, 2015)

Subscription rights to shares approved by a resolution at the meeting of the Board of Directors on November 1, 2005

• Number of subscription rights to shares:
75 units (5,000 shares for one subscription right to shares)

• Number of shares to be issued upon the exercise of subscription rights to shares:
375,000 shares

• Amount of consideration to receive subscription rights to shares:
None

• Amount of assets required for the exercise of subscription rights to shares:
250,000 yen per unit (50 yen per share)

• Exercise period of subscription rights to shares:
From September 30, 2007 to September 20, 2017
• Conditions for the exercise of subscription rights to shares:

•	A holder of subscription rights to shares shall be a Director, Auditor, or employee at the time such rights are exercised, however, this shall not apply to cases where the Board of Directors finds a justifiable reason for exercising subscription rights to shares by holders after retirement upon the expiration of term of office or mandatory-age limit retirement.

•	In the event that a holder of subscription rights to shares dies, the heir may not inherit subscription rights to shares provided, however, that this shall not apply to cases where the Board of Directors gives approval as an exception.

•	A holder of subscription rights to shares may exercise part or all of allotted shares. However, shares of less than one unit of the subscription rights to shares may not be exercised.

•	Other conditions for the exercise of rights shall be as set forth in the Subscription Rights to Shares Allocation Agreement between the Company and each holder of subscription rights to shares.

•	Status of subscription rights to shares held by Directors of the Company

	Number of subscription rights to shares	Number of shares to be issued upon exercise of subscription rights to shares	Number of holders of subscription rights to shares
Directors (excluding Outside Directors)	36 units	180,000 shares	2 persons

Note:	The number of subscription rights to shares includes those granted to Directors during the period when he or she was an employee.

(3)	Executive Officers

(I)	Directors and Auditors (As of September 30, 2015)

Position	Name	Responsibilities and significant concurrent positions
Representative Director/President & CEO	Shunsuke Konno	President & CEO, Relevancy-Plus Inc. Chairman, IREP BEIJING CO., LTD.
Director/CFO	Atsushi Nagai	Chief Administration Officer
Director	Teppei Shimoyama	Solution Business Division Manager
Director	Hiroto Kosaka	Sales Division No.1 Manager
Director	Hirotake Yajima	President & CEO, D.A.Consortium Inc. Director, Hakuhodo DY Media Partners Inc. Director, UNITED, Inc.
Director	Masaya Shimada	Chief Operating Officer, Managing Executive Officer, D.A.Consortium Inc. Director, UNITED, Inc. Director, HAKUHODO i-studio Inc.
Director	Masaki Mikami	Corporate Officer, Hakuhodo Inc. Corporate Officer, Hakuhodo DY Media Partners Inc. Director, D.A.Consortium Inc.
Director	Akira Tsuji	i-Media Director, Hakuhodo DY Media Partners Inc. Director, Hakuhodo DY Intersolutions Inc. Director, mediba Inc.
Director	Takeshi Tokugawa	Director of Group Accounting & Finance, Hakuhodo DY Holdings Inc. Chief, Accounting & Finance, Hakuhodo Inc. Chief, Accounting & Finance, Hakuhodo DY Media Partners Inc.
Director	Masanori Sugiyama	Outside Director, NIKKATSU CORPORATION Outside Director, Jibannet Holdings Co., Ltd. Outside Director, Sammy Networks Co., Ltd.
Statutory Auditor (Full-Time)	Akira Ohtsuka
Auditor (Part-Time)	Katsumi Hoshino	Professor Emeritus, Tama University
Auditor (Part-Time)	Masashi Ohtake	Attorney
Auditor (Part-Time)	Tatsuya Daito	Chief Financial Officer, Managing Executive Officer, In charge of Corporate Administration, Corporate Strategy and Risk Management, D.A.Consortium Inc. Director, UNITED, Inc.

Notes:

1.	Six Directors—Hirotake Yajima, Masaya Shimada, Masaki Mikami, Akira Tsuji, Takeshi Tokugawa, and Masanori Sugiyama—are external Directors.

2.	Three Auditors—Akira Ohtsuka, Katsumi Hoshino, and Masashi Ohtake—are external Auditors.

3.	Four Auditors—Akira Ohtsuka, Katsumi Hoshino, Masashi Ohtake, and Tatsuya Daito—have considerable knowledge of finance and accounting as described below.

•	Auditor Akira Ohtsuka, who previously served as a director at PASCO CORPORATION, has extensive experience and knowledge of corporate management.

•	Auditor Katsumi Hoshino, who is a professor emeritus at Tama University, has in-depth knowledge of corporate management theory and marketing theory.

•	Auditor Masashi Ohtake, who is an attorney, is well versed in corporate legal affairs.

•	Auditor Tatsuya Daito, who is a Director of D.A.Consortium Inc., has extensive knowledge of corporate management.

4.	The Company has appointed Director Masanori Sugiyama and Auditor Akira Ohtsuka as independent officers as provided for in the regulations of the Tokyo Stock Exchange and notified such to the Exchange.

5.	Director Takahiro Watanabe and Auditor Hisaharu Terai retired as Director and Auditor of the Company, respectively, upon the expiration of their terms of office at the close of the 17th Ordinary General Meeting of Shareholders held on December 19, 2014.

(II)	Outline of the Liability Limitation Agreement

The Company has entered into agreements with External Directors and External Auditors to limit their liability as provided for by Article 423, Paragraph 1 of the Companies Act in accordance with the provisions of Article 427, Paragraph 1 of the Act. The maximum liability under the agreement shall be the amount stipulated by laws and regulations.

(III)	Compensation, etc. of Directors and Auditors

Category	Number of recipients	Total compensation, etc.
Directors	6	151,230,000 yen
Auditors	3	16,800,000 yen
Total (of which, External Directors)	9 (4)	168,030,000 yen (19,800,000 yen)

Notes:

1.	The number of recipients above includes one Director who retired during the current business year.

2.	Maximum compensation, etc. payable to Directors was set at 250 million yen a year by a resolution passed at the 15th Ordinary General Meeting of Shareholders held on December 21, 2012, and the amount payable is determined by the Board of Directors in consideration of the results of the respective business year, within the limit of compensation approved by the general meeting of shareholders.

3.	The maximum compensation, etc. payable to Auditors was set at 25 million yen a year by a resolution passed at the 10th Ordinary General Meeting of Shareholders held on December 21, 2007.

(IV)	External Executive Officers

a.	Significant positions held concurrently by the Company’s Directors and Auditors at other corporations, etc. and relationships between the Company and such other corporations, etc.

•	Director Hirotake Yajima is President & CEO of D.A.Consortium Inc. and a Director of Hakuhodo DY Media Partners Inc. and UNITED, Inc. The Company has business relationships with D.A.Consortium Inc., the Company’s parent company. The Company also has business relationships with Hakuhodo DY Media Partners Inc. and UNITED, Inc.

•	Director Masaya Shimada is Chief Operating Officer, Managing Executive Officer of D.A.Consortium Inc. and a Director of UNITED, Inc. and HAKUHODO i-studio Inc. The Company has business relationships with HAKUHODO i-studio Inc.

•	Director Masaki Mikami is Corporate Officer of Hakuhodo Inc. and Hakuhodo DY Media Partners Inc., and is also a Director of D.A.Consortium Inc. The Company has business relationships with Hakuhodo Inc.

•	Director Akira Tsuji is i-Media Director of Hakuhodo DY Media Partners Inc. and a Director of Hakuhodo DY Intersolutions Inc. and mediba Inc. The Company has business relationships with Hakuhodo DY Intersolutions Inc. There are no special relationships of interest with mediba Inc.

•	Director Takeshi Tokugawa is Director of Group Accounting & Finance of Hakuhodo DY Holdings Inc. and Chief-Accounting & Finance of Hakuhodo Inc. and Hakuhodo DY Media Partners Inc. There are no special relationships of interest between the Company and Hakuhodo DY Holdings Inc.

•	Director Masanori Sugiyama is an Outside Director of NIKKATSU CORPORATION, Jibannet Holdings Co., Ltd. and Sammy Networks Co., Ltd. The Company has business relationships with Sammy Networks Co., Ltd. There are no special relationships of interest between the Company and NIKKATSU CORPORATION or Jibannet Holdings Co., Ltd.

b.	Major activities at the Company during the current business year

Major activities at the Company
Director	Hirotake Yajima

Attended 16 of 17 meetings of the Board of Directors held during the current business year, and made comments mainly on medium-to-long term management strategies based on his extensive experience as a corporate manager and wide knowledge of the Company’s business segment.

Director	Masaya Shimada

Attended 16 of 17 meetings of the Board of Directors held during the current business year, and made comments mainly on management strategies based on his extensive experience as a senior manager and wide knowledge of the Company’s business segment.

Director	Masaki Mikami

Attended 16 of 17 meetings of the Board of Directors held during the current business year, and made comments mainly on management strategies based on his extensive experience as a senior manager and wide knowledge of the Company’s business segment.

Director	Akira Tsuji

Attended all 13 meetings of the Board of Directors held during the current business year since assuming office as Director at the Company’s 17th Ordinary General Meeting of Shareholders held on December 19, 2014, and made comments mainly on management strategies based on his extensive experience as a senior manager and wide knowledge of the Company’s business segment.

Director	Takeshi Tokugawa

Attended all 13 meetings of the Board of Directors held during the current business year since assuming office as Director at the Company’s 17th Ordinary General Meeting of Shareholders held on December 19, 2014, and made comments mainly on management strategies based on his extensive experience as a senior manager and wide knowledge of the Company’s business segment.

Director	Masanori Sugiyama

Attended all 13 meetings of the Board of Directors held during the current business year since assuming office as Director at the Company’s 17th Ordinary General Meeting of Shareholders held on December 19, 2014, and made comments mainly on management strategies, based on his extensive experience as a corporate manager and wide knowledge.

Major activities at the Company
Auditor	Akira Ohtsuka

Attended all 17 meetings of the Board of Directors held during the current business year, and all 17 meetings of the Board of Auditors, and made comments from the viewpoint mainly of corporate governance, risk management, and information security based on his extensive experience as a corporate manager and wide knowledge.

Auditor	Katsumi Hoshino

Attended all 17 meetings of the Board of Directors held during the current business year, and all 17 meetings of the Board of Auditors, and made comments from broader and academic viewpoints based on his extensive knowledge of corporate management theory and marketing theory.

Auditor	Masashi Ohtake

Attended all 17 meetings of the Board of Directors held during the current business year, and all 17 meetings of the Board of Auditors, and made comments on validity, appropriateness, and legality of decision-making by the Board of Directors, from the professional viewpoint of an attorney.

c.	Total compensation, etc. received as Directors or Auditors from the Company’s parent company or its subsidiaries during the current business year:

130,254 thousand yen

(4)	Accounting Auditor

(I)	Name

KPMG AZSA LLC

(II)	Compensation, etc.

Classification	Amount paid
Compensation, etc. paid to the Accounting Auditor of the Company for the current business year	24,900 thousand yen
Total amount of cash and other benefits paid to the Accounting Auditor by the Company and its subsidiaries	25,450 thousand yen

Notes:

1.	The audit engagement entered into by the Company and the Accounting Auditor does not clearly distinguish compensation, etc. for audits prescribed in the Companies Act and those prescribed in the Financial Instruments and Exchange Act. Therefore, the amount stated above in Compensation, etc. paid to the Accounting Auditor of the Company for the current business year shows the total of such compensation.

2.	In accordance with the Practical Guidelines on Collaboration with Accounting Auditors issued by the Japan Audit & Supervisory Board Members Association, the Board of Auditors of the Company verified the results of audit hours by audit item, changes in Accounting Auditor’s remuneration, and the status of audit plan in past business years and actual results, and examined the appropriateness of audit hours and estimate of auditor’s remuneration for the current business year. As a result, the Board of Auditors gave its approval as provided for in Article 399, Paragraph 1 of the Companies Act for the Accounting Auditor’s remuneration.

(III)	Policy for Determining Dismissal or Non-reappointment of Accounting Auditor

If the Board of Auditors deems it necessary, such as cases in which the Accounting Auditor’s appropriate execution of duties cannot be ensured, the Board of Auditors shall propose the dismissal or non-reappointment of the Accounting Auditor in the agenda of an Ordinary General Meeting of Shareholders.

In the event that any of the items stipulated in Article 340, Paragraph 1 of the Companies Act becomes applicable to the Accounting Auditor, the Board of Auditors shall dismiss the Accounting Auditor based on the unanimous agreement of the Auditors. In such cases, an Auditor appointed by the Board of Auditors shall report to the effect that the Accounting Auditor was dismissed and the reasons therefor at the first General Meeting of Shareholders to be convened after dismissal of the Accounting Auditor.

(IV)	Outline of Liability Limitation Agreement

The Company has entered into agreements with Accounting Auditor KPMG AZSA LLC to limit its liability as provided for by Article 423, Paragraph 1 of the Companies Act in accordance with the provisions of Article 427, Paragraph 1 of the Act. The maximum liability under the agreement shall be the amount stipulated by laws and regulations.

(5)	System to Ensure the Appropriateness of Business Operations and Operational Status

Overview of decisions regarding system to ensure that Directors perform their duties in compliance with laws, regulations, and the Articles of Incorporation, and other systems to ensure the appropriateness of operations, and overview of operational status of the system are as follows.

(I)	Systems to ensure that Directors and employees of the Company and its subsidiaries perform their duties in compliance with laws, regulations and the Articles of Incorporation

(1)	The Company shall establish the “IREP Companies Charter of Business Conduct” and the “IREP Companies Code of Business Conduct” to ensure that Directors and employees of the Company and its subsidiaries perform their duties in compliance with laws, regulations, the Articles of Incorporation, and social norms, setting such compliance as the Company’s primary management priority along with improving its corporate value and becoming a trusted company as a member of society.

(2)	The Company shall establish the “Compliance Committee,” which is directly overseen by the Company’s Representative Director/President, to discuss important compliance issues based on the “Regulations for Compliance Organization and Administration,” to maintain and enhance the compliance system, and to educate Directors and employees of the Company and its subsidiaries, in order to deepen their awareness of compliance.

(3)	The Company shall establish the “Whistle-blower System” to detect and correct violations of laws, regulations, or social norms at an early stage, and ensure its effective operation.

(4)	The Company shall appoint Internal Auditors under the direct control of the Company’s Representative Director/President to have them regularly audit the execution of duties, compliance status, etc. of the Company’s departments and its subsidiaries, and report the results of such audits to the Company’s Representative Director/President and Standing Statutory Auditors.

(II)	Systems under which information regarding the performance of duties by Directors of the Company shall be retained and managed

The Company shall retain and manage information regarding the performance of duties by Directors of the Company appropriately and securely based on internal rules such as the “Document Management Rules.”

(III)	Regulations and other systems for managing the risk of losses of the Company and its subsidiaries

(1)	The Company shall establish the “Regulations for Dividing Roles and Responsibilities,” the “Regulations for Official Authorities,” and the “Risk Management Rules,” clarifying authority and duties of Directors and employees and develop a system for managing risks based on rules and regulations, to manage and mitigate risks.

(2)	The Company shall recognize, as risks related to business expansion, etc., risks related to operation and industry, risks related to technological innovation, legal risks, and risks related to dependence on specific trade partners, to avoid those risks and provide measures to address them if they arise.

(3)	The Company and its subsidiaries shall have the Administration Headquarters of the Company as the unit charged with supervising overall risk management, gathering risk information, and promoting risk management integrated with internal controls. In addition, the Company shall establish a framework for implementing timely crisis management if a critical situation occurs.

(4)	The Company shall have its subsidiaries establish internal rules, etc. that conform to the Company’s rules and other systems by taking into account their size and characteristics, etc., and develop systems to manage the risk of losses, etc.

(IV)	Systems to ensure efficient performance of duties by Directors of the Company and its subsidiaries

(1)	The Company shall adopt the corporate officer system and transfer authority and duties to execute certain fields of business operations to Corporate Officers, in order to make timely decisions in response to changes in the market environment.

(2)	The Company shall hold a Board of Directors’ meeting every month in principle, to make decisions on important management matters, and supervise the execution of duties by Corporate Officers and employees.

(3)	The Company shall hold a Management Meeting attended by Directors, Corporate Officers, etc. every month in principle to have important operational matters reported or reviewed.

(4)	The Company shall clarify the division of roles and responsibilities and the authority and duties of Directors, Corporate Officers, and employees in the Company’s internal rules to ensure the appropriate and efficient execution of duties.

(5)	The Company shall have its subsidiaries hold a Board of Directors’ meeting once a month in principle, to make decisions on important management matters and have important operational matters reported or reviewed.

(V)	System to ensure the appropriateness of operations in the Company and its subsidiaries

(1)	The Company shall appoint Directors or Corporate Officers in charge of its subsidiaries and have them monitor and supervise the executions of duties by the subsidiaries’ representatives based on the “Rules for Management of Subsidiaries and Associates.”

(2)	Important management decision matters of subsidiaries of the Company shall be reported to and approved beforehand by the Board of Directors of the Company.

(3)	Representatives of the Company’s subsidiaries shall report to the Company regarding business execution of subsidiaries on a regular basis and promote information sharing and communication among group members, thereby helping to unify group management policies.

(4)	Internal Auditors of the Company shall periodically conduct operational audits, compliance audits, etc. of subsidiaries of the Company and report the results to the Company’s Representative Director/President and Standing Statutory Auditors.

(VI)	Matters related to an employee who assists Auditors of the Company in the performance of their duties at the request of Auditors

An employee of the internal audit office shall assist Auditors of the Company in the performance of their duties, supported by employees of the Administration Headquarters, as necessary.

(VII)	Matters related to the independence of an employee who assists Auditors of the Company in the performance of their duties from Directors, and matters to ensure the effectiveness of directions given to such employee

(1)	Personnel changes, personnel evaluations, and disciplinary punishments of an employee who assists the duties of Auditors shall require the approval of the Board of Auditors.

(2)	An employee who receives directions for auditing work from Auditors of the Company shall not receive orders or instructions from any Director of the Company in contravention of the Auditors’ directions.

(VIII)	Systems under which Directors and employees of the Company and its subsidiaries report to Auditors, and other systems regarding reports to Auditors

Directors and employees of the Company and its subsidiaries shall make the necessary reports and submit information to Auditors of the Company at their request, based on the “Rules for the Board of Auditors” and the “Standards for Audits Conducted by Auditors,” and if an emergency occurs as described below, they shall report to the Auditors of the Company without delay.

•	a legal or financial matter that may have a material impact on the management of the Company and its subsidiaries

•	any matter that may cause significant damage to the Company and its subsidiaries.

(IX)	System to ensure that a person who has made a report to Auditors of the Company shall not receive unfair treatment due to the report made

The Company shall prohibit unfavorable treatment of a person who makes a report to Auditors of the Company on the grounds of making such reports, and make this known to Directors and employees of the Company and its subsidiaries.

(X)	Matters regarding procedures for advance payment or reimbursement of expenses incurred in connection with the performance of duties of Auditors of the Company and any other policy for processing expenses and liabilities incurred in connection with the performance of their duties

When an Auditor claims advance payments, etc. of expenses arising in relation to the execution of duties, the Company shall take procedures for paying such expenses immediately, unless expenses and obligations associated with such claims are deemed unnecessary for the execution of duties by such Auditor.

(XI)	Other systems to ensure effective supervision by Auditors of the Company

(1)	Auditors of the Company shall hold a meeting with the Company’s Representative Director/President and other Directors to exchange opinions, where appropriate.

(2)	Internal Auditors shall conduct audits in collaboration with Auditors of the Company by discussing internal audit results and items identified in the internal audits and exchanging opinions, where appropriate.

(3)	Auditors of the Company and Internal Auditors shall coordinate and exchange opinions and information with Accounting Auditor.

(4)	A Board of Auditors’ meeting shall be held at least once a month and the audit system shall be improved by sharing the status of audits based on the audit plan and economic information.

(XII)	Basic policy for eliminating anti-social forces and status of implementation

The Company shall reject any relations with anti-social forces that threaten social order and safety, regarding such forces as groups or individuals who pursue economic benefits through the use of violence, force, and fraudulent techniques. The Company’s Administration Headquarters, which handles issues related to anti-social forces, shall act promptly to address such issues in close cooperation with the relevant administrative agencies or outside specialist organizations.

(XIII)	System for ensuring reliability and appropriateness of financial reporting

The Company shall establish a system for ensuring the reliability and appropriateness of financial reporting, and operate the system appropriately by stipulating various regulations on finance and accounting, and by providing appropriate education and training designed to promote compliance with accounting standards and other relevant laws and regulations, to strengthen the internal control system regarding financial reporting.

The Company and its subsidiaries, together with their Auditors, auditing departments, and other departments, shall cooperate to continuously evaluate the design and operation of such system, and take necessary improvement measures.

(XIV)	Overview of operational status of the system to ensure the appropriateness of business operations

The Company has established a system to ensure the appropriateness of business operations, and has made the following specific efforts based on the basic policy during the current business year (October 1, 2014 through September 30, 2015) since the “Act for Partial Revision of the Companies Act” (Act No. 90 of 2014) and the “Partial Revision of the Ordinance for Enforcement of the Companies Act” (Ordinance of the Ministry of Justice No. 6 of 2015) were enforced:

(1)	Regarding the status of major meetings held, the Company held 7 meetings of the Board of Directors, and External Auditors who do not have relationships of interest with the Company attended all of the meetings to ensure the legality of the execution of duties by Directors and to ensure the appropriateness and efficiency of the execution of duties by Directors. Besides, the Company held 7 meetings of the Board of Auditors, 5 meetings of the Management Meetings, and 2 meetings of the Compliance Committee.

(2)	Auditors conducted audits based on the audit plan specified by the Board of Auditors. In addition, Auditors exchanged opinions with the Company’s Representative Director/President, other Directors, Internal Auditors, and Accounting Auditor, coordinating and exchanging information with them.

(3)	Internal Auditors audited the execution of business by each department of the Company and its subsidiaries, as well as compliance, based on the internal audit plan.

(6)	Basic policy regarding control of the company

Not applicable.

(7)	Basic policy regarding decisions on the distribution of surplus

Not applicable.

Consolidated Balance Sheet

(As of September 30, 2015)

(Unit: Thousand yen)

Item	Amount	Item	Amount
(ASSETS)		(LIABILITIES)
Current Assets	13,221,291	Current Liabilities	10,544,727
Cash and deposits	3,617,070	Accounts payable - trade	8,163,708
Notes and accounts receivable - trade	9,145,836	Short-term loans payable	1,001,716
Deferred tax assets	30,584	Income taxes payable	221,945
Other	436,600	Accrued consumption taxes	892,179
Allowance for doubtful accounts	(8,800)	Provision for bonuses	34,420
		Other	230,758
		Noncurrent Liabilities	38,192
		Long-term loans payable	6,709
Noncurrent Assets	1,598,731	Deferred tax liabilities	31,198
Property, Plant and Equipment	191,104	Other	284
Buildings	129,116
Tools, furniture and fixtures	61,987	Total Liabilities	10,582,920

Intangible Assets	617,003	(NET ASSETS)
Goodwill	188,399	Shareholders’ Equity	3,982,750
Other	428,603	Capital stock	550,390
		Capital surplus	540,390
Investments and Other Assets	790,623	Retained earnings	2,936,810
Investment securities	344,442	Treasury shares	(44,839)
Deferred tax assets	240	Accumulated Other Comprehensive Income	124,576
Other	445,940	Valuation difference on available-for-sale securities	99,228
		Foreign currency translation adjustment	25,347
		Minority Interests	129,776
		Total Net Assets	4,237,103
Total Assets	14,820,023	Total Liabilities and Net Assets	14,820,023

Consolidated Statements of Income

From October 1, 2014 to September 30, 2015

(Unit: Thousand yen)

Item	Amount
Net sales		58,023,623
Cost of sales		52,579,251
Gross profit		5,444,371
Selling, general and administrative expenses		4,730,052
Operating income		714,319
Non-operating income
Interest income	1,361
Dividend income	8,253
Commission fee	5,250
Subsidy income	17,160
Other	5,569	37,596
Non-operating expenses
Interest expenses	3,530
Foreign exchange losses	3,509
Share of loss of entities accounted for using equity method	7,149
Other	181	14,370
Ordinary income		737,545
Extraordinary losses
Loss on retirement of noncurrent assets	2,461
Loss on sales of shares of subsidiaries and affiliates	14,553
Impairment loss	114,553
Fee for premature contract termination	31,500	163,067
Net income before income taxes		574,477
Income taxes - current	291,860
Income taxes - deferred	10,210	302,070
Income before minority interests		272,406
Minority interests in income (loss)		(46,756)
Net income		319,162

Consolidated Statements of Changes in Net Assets

From October 1, 2014 to September 30, 2015

	(Unit: Thousand yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance as of October 1, 2014	550,140	540,140	2,658,813	(44,839)	3,704,253
Change in the current period
Issuance of new shares	250	250			500
Dividends from surplus			(41,165)		(41,165)
Net income			319,162		319,162
(Net) change in items other than shareholders’ equity in the period
Total change in the current period	250	250	277,996	-	278,497
Balance as of September 30, 2015	550,390	540,390	2,936,810	(44,839)	3,982,750

	Accumulated other comprehensive income			Minority interests	Total net assets
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance as of October 1, 2014	112,313	(5,803)	106,509	130,011	3,940,774
Change in the current period
Issuance of new shares					500
Dividends from surplus					(41,165)
Net income					319,162
(Net) change in items other than shareholders’ equity in the period	(13,085)	31,151	18,066	(234)	17,832
Total change in the current period	(13,085)	31,151	18,066	(234)	296,329
Balance as of September 30, 2015	99,228	25,347	124,576	129,776	4,237,103

Notes to Consolidated Financial Statements

1.	Notes to Significant Matters Forming the Basis for Preparing the Consolidated Financial Statements

(1)	Scope of Consolidation

Status of consolidated subsidiaries

-Number of consolidated subsidiaries            10

-Name of consolidated subsidiaries

Relevancy-Plus Inc.

Frontier Digital Marketing Co., Ltd.

Localio Co., Ltd.

PT. DIGITAL MARKETING INDONESIA

ACQUISIO JAPAN CO., LTD.

IREP BEIJING CO., LTD.

Nextfield Co., Ltd.

Opencoat Co., Ltd.

MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION

OPENCOAT PHILIPPINES, INC.

Notes:

1.	MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION is included within the scope of consolidation because the Company acquired shares in the company during the current fiscal year.

2.	OPENCOAT PHILIPPINES, INC. is included in the scope of consolidation because it was newly established during the current fiscal year.

(2)	Application of Equity Method

Changes in affiliates accounted for using equity method

Modulo Inc. was excluded from the scope of application of the equity method during the current fiscal year due to sale of shares.

(3)	Business Years and Other Matters Related to Consolidated Subsidiaries

The account closing date of the consolidated subsidiary PT. DIGITAL MARKETING INDONESIA is June 30. When preparing the consolidated financial statements, the Company uses financial statements of subsidiaries as of the account closing date. Necessary adjustments for consolidation, however, are made for significant transactions that occur in the period spanning from the account closing date to the consolidated account closing date.

The account closing date of the consolidated subsidiaries IREP BEIJING CO., LTD., MOORE ONLINE DEVELOPMENT SOLUTIONS CORPORATION and OPENCOAT PHILIPPINES, INC. is December 31. In preparing the consolidated financial statements, the Company used financial statements of the above-mentioned subsidiaries, which were prepared on the basis of a provisional closing of their accounts as of the end of their most recent quarterly periods. Necessary adjustments for consolidation, however, are made for significant transactions that occur in the period spanning from the date of the quarterly financial settlement to the date of consolidated financial settlement.

(4)	Standards for Accounting Procedures

1)	Standards and methods for valuing significant assets

Securities

Available-for-sale securities:

Securities with market value:

Stated at market value based on quoted market price and other factors at the final date of the period. (Valuation difference is reported as a component of net assets, and the cost of securities sold is calculated using the moving-average method.)

Securities without market value:

Stated at cost based on the moving-average method.

2)	Method of depreciating and amortizing significant depreciable assets

Property, plant and equipment

Depreciation of the Company and its domestic consolidated subsidiaries is calculated using the declining-balance method, while depreciation of its overseas consolidated subsidiaries is calculated using the straight-line method.

Useful lives are principally as follows:

Buildings:	3-18 years
Tools, furniture and fixtures:	3-20 years

Intangible assets

Depreciation is calculated using the straight-line method.

Software for internal use is amortized using the straight-line method over the estimated useful life (five years).

3)	Accounting standards for significant allowances and provisions

Allowance for doubtful accounts:

To provide for losses arising from bad debts, the Company and its consolidated subsidiaries set aside an amount that is expected to be irrecoverable after it considers the recoverability of (a) general accounts receivable, by actual default ratio, and (b) specific accounts receivable where recoverability is in doubt, on a case-by-case basis.

Provision for bonuses:

To provide for employees’ bonuses, the Company and its domestic consolidated subsidiaries set aside an estimated amount for the provision of bonuses for the current fiscal year in which such amounts shall be disbursed.

4)	Amortization of Goodwill and Negative Goodwill

Goodwill is amortized by estimating the useful economic life of individual intangible assets using the straight-line method over a period of five to ten years.

5)	Other significant matters as the basis for the preparation of the consolidated financial statements

Translation into Japanese yen of significant foreign currency-denominated assets or liabilities:

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese yen at the spot rates of exchange prevailing at the consolidated accounting closing date, and exchange differences are recognized as profit or loss. Assets and liabilities of overseas consolidated subsidiaries, etc. are translated into Japanese yen at the spot rates of exchange prevailing at the consolidated account closing date. Income and expenses of overseas consolidated subsidiaries, etc. are translated into Japanese yen at the average exchange rates for the period, and exchange differences are accounted for by including the amount in foreign currency translation adjustment and minority interests.

Accounting procedures for consumption and other taxes:

Consumption and other taxes are not included in listed amounts.

2.	Notes to Consolidated Balance Sheet

Accumulated Depreciation of Property, Plant and Equipment
298,288,000 yen

3.	Notes to Consolidated Statements of Changes in Net Assets

(1)	Total Number of Shares Outstanding

Types of share	Number of shares at the beginning of the current fiscal year	Number of shares increased in the current fiscal year	Number of shares decreased in the current fiscal year	Number of shares at the end of the current fiscal year
Common shares	27,760,000	10,000	-	27,770,000
Note:	Total number of shares of common stock outstanding increased by 10,000 shares as a result of the exercise of stock option rights.

(2)	Number of Treasury Shares

Types of share	Number of shares at the beginning of the current fiscal year	Number of shares increased in the current fiscal year	Number of shares decreased in the current fiscal year	Number of shares at the end of the current fiscal year
Common shares	316,047	-	-	316,047

(3)	Appropriation of Retained Earnings

1)	Amounts paid as dividends and other matters

Matters concerning dividend distribution based on a resolution at the 17th Ordinary General Meeting of Shareholders held on December 19, 2014:

-	Total dividend	41,165,000 yen

-	Dividend per share	1.5 yen

-	Record date	September 30, 2014

-	Date taking effect	December 22, 2014

2)	Dividend of which the record date is in the current fiscal year, but which takes effect in the next fiscal year

The Company proposes at the 18th Ordinary General Meeting of Shareholders planned to be held on December 18, 2015, as follows:

-	Total dividend	41,180,000 yen

-	Dividend payment	Retained earnings

-	Dividend per share	1.5 yen

-	Record date	September 30, 2015

-	Date taking effect	December 21, 2015

(4)	Matters Concerning Subscription Rights to Shares at the End of the Current Fiscal Year

Subscription rights to shares for which issuance was resolved by the Board of Directors meeting of November 1, 2005
Types of share to be issued upon exercise of subscription rights to shares	Common shares
Number of shares to be issued upon exercise of subscription rights to shares	275,000
Balance of subscription rights to shares	55

Note:

1.	A five-for-one stock split was implemented on April 28, 2006 by a resolution of the Board of Directors meeting held on April 10, 2006.

2.	A five-hundred-for-one stock split was implemented on October 1, 2012 by a resolution of the Board of Directors meeting held on July 27, 2012.

3.	A two-for-one stock split was implemented on October 1, 2013 by a resolution of the Board of Directors meeting held on August 23, 2013.

4.	Notes to Per-share Information

(1) Net assets per share	149.61 yen

(2) Net income per share	11.63 yen

5.	Notes on Financial Instruments

1.	Matters Concerning the Status of Financial Instruments

(1)	Policy for handling financial instruments

The DAC Group invests its funds mainly in financial assets with high liquidity and does not engage in speculative transactions. In addition, the Group finances its operations with borrowings from banks and other financial institutions.

The Group has concluded overdraft facilities and commitment-line contracts to a maximum limit of 2,500 million yen with three banks. The Group has an unused credit line of 1,500 million yen as of the end of the current fiscal year.

(2)	Details of financial instruments and related risks

Trade receivables such as notes and accounts receivable - trade are exposed to customer credit risk.

Investment securities mainly comprise shares of corporations with which the Group has business relationships, and are exposed to the risk of market price fluctuations.

Accounts payable-trade, which are operating payables, mostly have payment due dates within three months. Some of the accounts payable-trade are in foreign currency, and are exposed to the risk of exchange rate fluctuations. Short-term loans payable are used for working capital.

(3)	Risk management system relating to financial instruments

1)	Management of credit risk (risk of customer’s default, etc.)

The Company endeavors to prevent overdue receivables by having a credit management manager in each business division perform due date management and balance management for each customer in accordance with Credit Management Regulations, as well as monitoring the credit status of major customers regularly. The Company is working to detect at an early stage or reduce credits that may become uncollectable due to a deterioration of their financial condition or other reasons. The Company’s consolidated subsidiaries follow the same procedures in conformity with the Company’s Credit Management Regulations.

2)	Management of market risk (risk of fluctuations in exchange rate, interest rate, etc.)

With respect to investment securities, the Company regularly monitors market values and financial and other conditions of issuers (customers). In addition, the Company continuously reviews the status of shareholdings in view of market conditions and relationships with customers.

3)	Management of liquidity risk in financing activities (risk of default of payment when due)

The DAC Group, at its department in charge of financing, prepares and updates cash flow projections on a timely basis based on reports from each department, and manages liquidity risk by means such as maintaining liquidity at hand.

(4)	Supplementary explanation of matters relating to market values of financial instruments

Market values of financial instruments include market prices and reasonably estimated values if there are no market prices. As the estimation of market values incorporates variable factors, adopting different assumptions could result in different values.

(5)	Concentration of credit risk

Of the Company’s operating receivables as of the end of the current consolidated fiscal year, 49.4% are from D.A.Consortium Inc., the parent company of the Company.

2.	Market Values of Financial Instruments

Carrying amount, market value and unrealized gain/loss of financial instruments as of September 30, 2015 are as follows. Financial instruments for which it is deemed extremely difficult to determine market value are not included in the following table. (For details, refer to Note 2.)

		(Unit: Thousand yen)
	Carrying amount	Market value	Unrealized gain (loss)
(1) Cash and deposits	3,617,070	3,617,070	-
(2) Notes and accounts receivable - trade	9,145,836	9,145,836	-
(3) Investment securities	268,269	268,269	-
Total assets	13,031,175	13,031,175	-
(1) Accounts payable - trade	8,163,708	8,163,708	-
(2) Short-term loans payable	1,000,000	1,000,000	-
(3) Income taxes payable	221,945	221,945	-
(4) Long-term loans payable (includes current portion of long-term loans payable) (*1)	8,425	8,425	0
Total liabilities	9,394,079	9,394,079	0
(*1)	Current portion of long-term loans payable of 1,716,000 yen stated in the Consolidated Balance Sheet is included in long-term loans payable for calculating market value.

Notes:

1.	Method used to calculate market values of financial instruments and debt guarantees

Assets

(1) Cash and deposits and (2) Notes and accounts receivable - trade

Because their market values are almost equal to their book values due to settlement within short periods, they are posted at their book values.

(3) Investment securities

Investment securities entirely comprise shares, whose market value is based on quoted market prices.

Liabilities

(1) Accounts payable - trade, (2) Short-term loans payable and (3) Income taxes payable

Because their market values are almost equal to their book values due to settlement within short periods, they are posted at their book values.

(4) Long-term loans payable (includes current portion of long-term loans payable)

The market values of long-term loans payable are based on present value calculated by discounting the total amount of principal and interests using interest rates that would presumably apply if similar borrowings were newly made.

2.	Financial instruments for which it is deemed extremely difficult to determine market value

(Unit: Thousand yen)
Classification	Carrying amount
Unlisted shares	76,173

Unlisted shares are not included in “(3) Investment securities” because their market values are extremely difficult to determine as market prices are not available.

3.	Redemption schedule for monetary assets and securities with maturities

(Unit: Thousand yen)
Due in one year or less
Cash and deposits	3,617,070
Notes and accounts receivable - trade	9,145,836
Total	12,762,906

6.	Notes on Significant Subsequent Events

Not applicable.

7.	Other Notes

Not applicable.

Non-consolidated Balance Sheet

(As of September 30, 2015)

(Unit: Thousand yen)

Item	Amount	Item	Amount
(ASSETS)		(LIABILITIES)
Current Assets	12,378,509	Current Liabilities	10,379,162
Cash and deposits	2,803,572	Accounts payable - trade	8,125,002
Accounts receivable - trade	9,141,271	Short-term loans payable	1,000,000
Prepaid expenses	89,458	Accounts payable - other	131,690
Deferred tax assets	28,364	Accrued expenses	29,407
Accounts receivable - other	281,750	Income taxes payable	181,172
Other	34,092	Accrued consumption taxes	859,007
		Deposits received	19,430
		Provision for bonuses	32,939
Noncurrent Assets	1,961,323	Other	511
Property, Plant and Equipment	173,585
Buildings	117,383	Noncurrent Liabilities	44,759
Tools, furniture and fixtures	56,201	Deferred tax liabilities	31,198
		Other	13,560
Intangible Assets	246,910
Software	230,599	Total Liabilities	10,423,922
Goodwill	14,418
Trademark right	1,892	(NET ASSETS)

		Shareholders’ Equity	3,816,681
Investments and Other Assets	1,540,827	Capital Stock	550,390
Investment securities	344,412	Capital Surplus	540,390
Stocks of subsidiaries and affiliates	766,113	Legal capital surplus	540,390
Long-term prepaid expenses	243	Retained Earnings	2,770,741
Lease and guarantee deposits	371,799	Other retained earnings	2,770,741
Other	58,258	Retained earnings brought forward	2,770,741
		Treasury Shares	(44,839)
		Valuation and Translation Adjustments	99,228
		Valuation Difference on available-for-sale securities	99,228
		Total Net Assets	3,915,910
Total Assets	14,339,832	Total Liabilities and Net Assets	14,339,832

Non-consolidated Statements of Income

From October 1, 2014 to September 30, 2015

	(Unit: Thousand yen)
Item	Amount
Net sales		56,573,911
Cost of sales		51,719,074
Gross profit		4,854,837
Selling, general and administrative expenses		4,109,246
Operating income		745,590
Non-operating income
Interest income	623
Dividend income	8,252
Commission fee	29,750
Foreign exchange gains	2,593
Subsidy income	14,250
Other	4,036	59,507
Non-operating expenses
Interest expenses	3,327
Other	25	3,352
Ordinary income		801,745
Extraordinary losses
Loss on retirement of noncurrent assets	2,439
Impairment loss	19,471
Loss on sales of shares of subsidiaries and affiliates	31,616
Loss on valuation of shares of subsidiaries and affiliates	137,967
Fee for premature contract termination	31,500	222,995
Income before income taxes		578,750
Income taxes - current	263,232
Income taxes - deferred	8,578	271,810
Net income		306,939

Non-consolidated Statements of Changes in Net Assets

From October 1, 2014 to September 30, 2015

	(Unit: Thousand yen)
	Shareholders’ equity
	Capital stock	Capital surplus		Retained earnings		Treasury shares	Total shareholders’ equity
		Legal capital surplus	Total capital surplus	Other retained earnings	Total retained earnings
				Retained earnings brought forward
Balance as of October 1, 2014	550,140	540,140	540,140	2,504,967	2,504,967	(44,839)	3,550,407
Change in the current period
Issuance of new shares	250	250	250				500
Dividends from surplus				(41,165)	(41,165)		(41,165)
Net income				306,939	306,939		306,939
(Net) change in items other than shareholders’ equity in the period
Total change in the current period	250	250	250	265,773	265,773	-	266,273
Balance as of September 30, 2015	550,390	540,390	540,390	2,770,741	2,770,741	(44,839)	3,816,681

	Valuation and translation adjustments		Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance as of October 1, 2014	112,313	112,313	3,662,721
Change in the current period
Issuance of new shares			500
Dividends from surplus			(41,165)
Net income			306,939
(Net) change in items other than shareholders’ equity in the period	(13,085)	(13,085)	(13,085)
Total change in the current period	(13,085)	(13,085)	253,188
Balance as of September 30, 2015	99,228	99,228	3,915,910

Notes to Non-consolidated Financial Statements

1.	Notes to Significant Accounting Policies

(1)	Standards and Methods for Valuing Significant Assets

Valuation Standards and Methods for Securities

-	Subsidiaries’ and affiliated companies’ shares:

Stated at cost based on the moving-average method.

-	Available-for-sale securities:

Securities with market value:

Stated at market value based on quoted market price and other factors at the final date of the period. (Valuation difference is reported as a component of net assets, and cost of securities sold is calculated using the moving-average method.)

Securities without market value:

Stated at cost based on the moving-average method.

(2)	Methods of Depreciating and Amortizing Significant Depreciable Assets

Property, plant and equipment

Depreciation is calculated using the declining-balance method.

Useful lives are mainly as follows:

Buildings:	3-18 years

Tools, furniture and fixtures:	3-20 years

Intangible assets

Depreciation is calculated using the straight-line method.

Software for internal use is amortized using the straight-line method over the estimated useful life (five years).

(3)	Accounting Treatment for Deferred Assets

Share issuance cost

Fully expensed when incurred.

(4)	Accounting Standards for Significant Allowances and Provisions

Allowance for doubtful accounts:

To provide for losses arising from bad debts, the Company sets aside an amount that is expected to be irrecoverable after it considers the recoverability of (a) general accounts receivable, by actual default ratio, and (b) specific accounts receivable where recoverability is in doubt, on a case-by-case basis.

Provision for bonuses:

To provide for employees’ bonuses, the Company sets aside an estimated amount for the provision of bonuses for the current business year in which such amount shall be disbursed.

(5)	Amortization of Goodwill and Negative Goodwill

Goodwill is amortized by estimating the useful economic life of individual intangible assets using the straight-line method over a period of five years.

(6)	Other Significant Accounting Policies for Preparing the Non-consolidated Financial Statements

Translation into Japanese yen of significant foreign currency-denominated assets or liabilities:

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese yen at the prevailing exchange rates on the accounting closing date, and exchange differences are recognized as profit or loss.

Accounting Procedures for Consumption and Other Taxes:

Consumption and other taxes are not included in listed amounts.

2.	Notes to Non-consolidated Balance Sheet

(1)	Accumulated Depreciation of Property, Plant and Equipment

274,187,000 yen

(2)	Monetary Receivables from, and Monetary Payables to, Affiliates

1) Short-term monetary receivables	5,190,315,000 yen

2) Short-term monetary payables	455,960,000 yen

3) Long-term monetary payables	13,560,000 yen

3.	Notes to Non-consolidated Statements of Income

Amounts of Transaction with Affiliates

1) Net sales	27,477,348,000 yen

2) Amount purchased	2,182,194,000 yen

3) Non-operating transactions	72,047,000 yen

4.	Notes to Non-consolidated Statements of Changes in Net Assets

Number of Treasury Shares

Types of share	Number of shares at the beginning of the current business year	Number of shares increased in the current business year	Number of shares decreased in the current business year	Number of shares at the end of the current business year
Common shares	316,047	-	-	316,047

5.	Notes to Tax-effect Accounting

Main Reasons for Deferred Tax Assets and Deferred Tax Liabilities

Deferred tax assets (current)

Accrued social security contributions	1,522,000 yen

Accrued enterprise taxes	13,501,000 yen

Accrued business office taxes	2,451,000 yen

Provision for bonuses	10,889,000 yen

Total deferred tax assets (current)	28,364,000 yen

Deferred tax assets (noncurrent)

Impairment loss	6,437,000 yen

Loss on valuation of investment securities	9,632,000 yen

Loss on valuation of shares of subsidiaries and affiliates	44,508,000 yen

Subtotal of deferred tax assets (noncurrent)	60,578,000 yen

Valuation allowance	(44,508,000) yen

Total deferred tax assets (noncurrent)	16,069,000 yen

Total deferred tax assets	44,434,000 yen

Deferred tax liabilities (noncurrent)

Valuation difference on available-for-sale securities	(47,268,000) yen

Deferred tax liabilities (noncurrent)	(47,268,000) yen

Total deferred tax liabilities	(47,268,000) yen

Net amount of deferred tax liabilities	(2,834,000) yen

6.	Notes on Transactions with Related Parties

(1)	Parent Company, Major Corporate Shareholders and Other Parties

						(Unit: Thousand yen)
Type	Names of companies and others	Percentage of holding/(held) voting rights and others (%)	Relationship with related parties	Details of transactions	Transaction amount	Item	Balance at the end of the business year
Parent Company	D.A.Consortium Inc.	(Held) Direct 57.6	Business operation transactions Interlocking executive officers	Provision of the Company’s services	21,379,629	Accounts receivable - trade	3,953,696

(2)	Subsidiaries, Affiliates and Other Parties

						(Unit: Thousand yen)
Type	Names of companies and others	Percentage of holding/(held) voting rights and others (%)	Relationship with related parties	Details of transactions	Transaction amount	Item	Balance at the end of the business year
Subsidiary	Relevancy-Plus Inc.	(Holding) Direct 100.0	Business operation transactions Interlocking executive officers	Provision of the Company’s services	3,339,236	Accounts receivable - trade	557,078
Subsidiary	Nextfield Co., Ltd.	(Holding) Direct 100.0	Business operation transactions Interlocking executive officers	Provision of the Company’s services	508,910	Accounts receivable - trade	89,219

Notes:

1.	Of the above-mentioned amounts, transaction amount does not include consumption taxes, while closing balance includes consumption taxes.
2.	Transaction conditions, policies to decide transaction conditions and other information The prices of the Company’s series are determined by referring to market prices.

7.	Notes to Per-share Information

(1)	Net asset amount per share	142.64 yen

(2)	Net income per share	11.18 yen

8.	Notes on Significant Subsequent Events

Not applicable.

9.	Other Notes

Not applicable.

Accounting Audit Report of Accounting Auditor regarding Consolidated Financial

Statements

Independent Auditor’s Report

October 29, 2015

IREP Co., Ltd.

The Board of Directors

KPMG AZSA LLC

Designated and Engagement Partner	Certified Public Accountant Teruhiko Tanaka

Designated and Engagement Partner	Certified Public Accountant Hisashi Niimura

The independent auditor has audited the consolidated financial statements, including the consolidated balance sheet, the consolidated statements of income, the consolidated statements of changes in equity and the notes to the consolidated financial statements of IREP Co., Ltd. for the fiscal year from October 1, 2014 to September 30, 2015, in accordance with Article 444, Paragraph 4 of the Companies Act.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with generally accepted accounting principles in Japan, and for designing and operating such internal controls as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The auditor selects and applies the procedures based on the auditor’s judgment including an assessment of the risk of material misstatement of the consolidated statements, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal controls, but in making those risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements, in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion

In the independent auditor’s opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of the Group, comprising D.A.Consortium Inc. and consolidated subsidiaries, as of March 31, 2016 and the consolidated results of their operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

Interest

The independent auditor and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Accounting Audit Report of Accounting Auditor regarding Non-consolidated Financial

Statements

Independent Auditor’s Report

October 29, 2015

  IREP Co., Ltd.

The Board of Directors

KPMG AZSA LLC

Designated and Engagement Partner	Certified Public Accountant Teruhiko Tanaka

Designated and Engagement Partner	Certified Public Accountant Hisashi Niimura

The independent auditor has audited the non-consolidated financial statements, including the non-consolidated balance sheet, the non-consolidated statements of income, the non-consolidated statements of changes in equity and the notes to the non-consolidated financial statements, as well as the supporting schedules of IREP Co., Ltd. for the 18th business year from October 1, 2014 to September 30, 2015, in accordance with Article 436, Paragraph 2, Item 1 of the Companies Act. The Company’s management is responsible for preparing the non-consolidated financial statements and the supporting schedules, and the independent auditor’s responsibility is to express an opinion on the non-consolidated financial statements and the supporting schedules based on its audit as an independent auditor.

Management’s Responsibility for the Non-consolidated Financial Statements and the Supporting Schedules

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and the supporting schedules in accordance with generally accepted accounting principles in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements and the supporting schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the non-consolidated financial statements and the supporting schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the non-consolidated financial statements and the supporting schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the supporting schedules. The auditor selects and applies the procedures based on the auditor’s judgment including the assessment of the risk of material misstatement of the non-consolidated financial statements and the supporting schedules, whether due to fraud or error. The purpose of an audit of the non-consolidated financial statements and the supporting schedules is not to express an opinion on the effectiveness of the entity’s internal controls, but in making those risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the supporting schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the supporting schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor’s Opinion

In the independent auditor’s opinion, the non-consolidated financial statements and the supporting schedules referred to above presents fairly, in all material respects, the non-consolidated financial position of the Company as of March 31, 2016 and the non-consolidated results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As stated in significant subsequent events, DAC and IREP Co., Ltd. resolved at their Board of Directors’ meetings held on May 11, 2016 to establish D.A.Consortium Holdings Inc., the wholly-owning parent company, effective October 3, 2016 (scheduled date) through a joint share transfer, and jointly created a strategic plan for the Share Transfer.

The said matter does not affect the opinions we have formed.

Interest

The independent auditor and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Auditors’ Report

Audit Report

The Board of Auditors discussed the performance of duties by Directors for the 18th business year from October 1, 2014 to September 30, 2015, based on the audit reports prepared by the respective Auditors, and prepared this Audit Report. The Board hereby reports the details as follows.

1.	Audit Method and Details by Auditors and the Board of Auditors

(1)	The Board of Auditors established audit policy and plans, etc. and received reports from each Auditor regarding the implementation of audits and results thereof, as well as reports from the Directors and independent auditors regarding the execution of their duties, and sought explanations as necessary.

(2)	Each Auditor conformed to the auditing standards as decided by the Board of Auditors, the auditing policy, and plans, etc.; held dialogues with Directors, the internal auditing department, and other employees, etc.; strove to establish an environment for collecting information and auditing; and, performed audits using the following approach.

(i)	Each Auditor attended Board of Directors’ and other important meetings; received reports from Directors, employees and other staff on the performance of their duties; requested explanations whenever necessary; inspected important written approvals and other documents; and examined the status of operations and assets at the headquarters and principal offices. Each Auditor also communicated and exchanged information with Directors and other staff of subsidiaries, and received reports from subsidiaries whenever necessary.

(ii)	Each Auditor also received reports on the establishment and the status of operations from Directors and employees, etc., and sought explanations as necessary to express opinions about the system, in order to ensure that the performance of duties of Directors as stated in the Business Report conforms to relevant laws and regulations and the Articles of Incorporation; and the status of operation of the system established based on details and resolutions of the Board of Directors concerning the establishment of the system stipulated in Article 100, Paragraph 1 and Paragraph 3 of the Enforcement Regulations of the Companies Act, which is required to ensure the appropriateness of the operations of the corporate group comprising the joint-stock company and its subsidiaries (internal control system), in compliance with the standards for audits by the Auditors of the internal control system as decided by the Board of Auditors.

(iii)	Each Auditor examined the contents of matters to be considered as provided for in Article 118, Item 5 (a) of the Ordinance for Enforcement of the Companies Act and the judgment and the reason provided for in (b) of the same Item, described in the Business Report, taking into consideration the status of deliberations at meetings of the Board of Directors and other meetings.

(iv)	The Board of Auditors monitored and verified whether the Accounting Auditor maintained independence and implemented appropriate audits; received reports from the Accounting Auditor on the performance of their duties, and sought explanations whenever necessary. Furthermore, the Board of Auditor received a notice from the Accounting Auditor that the “System for ensuring that duties are performed properly” (matters set forth in each item of Article 131 of the Company Accounting Regulations) is established in accordance with the “Quality Management Standards Regarding Audits” (Business Accounting Council; October 28, 2005) and other standards, and sought explanations whenever necessary.

Based on the above method, the Board of Auditors examined the business report and the supporting schedules, the non-consolidated financial statements (balance sheet, statements of income, statements of changes in equity, and notes to financial statements), the supporting schedules, and the consolidated financial statements (balance sheet, statements of income, statements of equity, and notes to financial statements) for the current business year.

2.	Audit Results

(1)	Audit Results of Business Report and Others

(i)	The Board of Auditors acknowledges that the business report and the supporting schedules fairly present the Company’s conditions in accordance with laws, regulations and the Articles of Incorporation.

(ii)	With regard to the performance of duties by Directors, the Board of Auditors finds no significant evidence of wrongful acts, nor violations of laws, regulations, or the Articles of Incorporation.

(iii)	The Board of Auditors acknowledges that the contents of the resolution by the Board of Directors concerning the internal control system is appropriate. In addition, the Board finds no matters on which to remark with regard to the performance of duties by Directors regarding the internal control system.

(iv)	Regarding transactions with the parent company, etc., as described in the Business Report, the Board of Auditors found no matters to be pointed out among matters that were considered not to harm the interests of the Company in implementing such transactions, and at the judgments and reasons thereof of the Board of Directors concerning whether such transactions will harm the interests of the Company.

(2)	Audit Results on the Non-consolidated Financial Statements and the Supporting Schedules

The Board of Auditors acknowledges that the audit method of the Accounting Auditor, KPMG AZSA LLC, and the results thereof are appropriate.

(3)	Audit Results of Consolidated Financial Statements

The Board of Auditors acknowledges that the audit method of the Accounting Auditor, KPMG AZSA LLC, and the results thereof are appropriate.

October 10, 2015

IREP Co., Ltd.

Full-time Outside Auditor	Akira Ohtsuka

Outside Auditor	Katsumi Hoshino

Outside Auditor	Masashi Ohtake

Outside Auditor	Tatsuya Daito